Exhibit 4.2
                         SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of March 14, 2002, by and between RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "Purchaser" and, collectively, as the "Purchasers".

The Company wishes to sell to each Purchaser, and each Purchaser wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, a 5% Secured Convertible Debenture that is in the form attached hereto as Exhibit A (a "Debenture" and, collectively, the "Debentures") and a Warrant that is in the form attached hereto as Exhibit B (a "Warrant" and, collectively, the "Warrants"). Each Warrant purchased by a Purchaser at the Closing (as defined below) will entitle such Purchaser to purchase a number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") equal to thirty percent (30%) of the original principal amount of the Debenture purchased by such Purchaser at such Closing divided by the Closing Price (as defined below). The Warrants will have an exercise price equal to one hundred and twenty-five percent (125%) of the Closing Price.

The Debentures are convertible into shares of Common Stock (the "Conversion Shares") in accordance with their terms. The Warrants are exercisable into shares of Common Stock (the "Warrant Shares") in accordance with their terms. The Debentures, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities".

The Company's obligations under the Debentures, including, without limitation, its obligation to make payments of principal thereof and interest thereon, shall be secured pursuant to the terms of a mortgage Deed of Trust that is in form and substance satisfactory to the Company and the Purchasers (including such modifications necessary to comport with Colorado law and Colorado real estate practice) and substantially in the form attached hereto as Exhibit C (the "Deed of Trust"). The Deed of Trust shall be entered into by and between the Company and Public Trustee of El Paso County, Colorado, for the benefit of the entities named therein as original beneficiaries.

The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Rights Agreement to be entered into by and between the Company and each Purchaser that is in the form attached hereto as Exhibit D (the "Registration Rights Agreement"). The sale of the Debentures and the Warrants by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

The Company and each Purchaser hereby agree as follows:

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1.  PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

1.1 Purchase of Debentures and Warrants. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Purchaser agrees to purchase (i) a Debenture with a principal amount equal to the amount set forth below such Purchaser's name on the signature pages hereof and (ii) a Warrant. The purchase price for the Debenture and Warrant being purchased by a Purchaser (the "Purchase Price") shall be equal to the principal amount of such Debenture, provided that the Purchase Price shall be allocated between such Debenture and Warrant as may be agreed between the Company and such Purchaser. The aggregate Purchase Price to be paid by all of the Purchasers for the Debentures and Warrants shall be equal to Five Million Dollars ($5,000,000). The date on which the closing of the purchase and sale of the Debentures and Warrants occurs (the "Closing") is hereinafter referred to as the "Closing Date". The Closing will be deemed to occur when (A) all of the conditions set forth in this Agreement have been satisfied or waived, and (B) full payment of each Purchaser's Purchase Price has been made by such Purchaser to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Debenture and Warrant purchased by such Purchaser at the Closing.

1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

"Affiliate" means, as to any Person (the "subject Person"), any other Person
(a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or
(c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person, provided, however, that Infineon (as defined below) shall not be deemed to be an Affiliate of the Company. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's Board of Directors or other management committee or group, by contract or otherwise.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in New York, New York.

"Closing Price" means the average of the daily VWAP for each of the five Trading Days immediately preceding the date of this Agreement, such average being $3.42644.

"Conversion Price" has the meaning specified in the Debentures.

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"Debt" means, as to any Person at any time (without duplication), and except as described on Schedule 1.2 hereof: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than one hundred twenty (120) days (provided, however, payables that are past due by more one hundred twenty (120) days but are actively being contested by the Company in good faith shall not constitute Debt); (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person;
(e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

"Environmental Law" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

"Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

"Exercise Price" shall have the meaning specified in the Warrants.

"GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board, (iii) interpretations of the Commission and the Staff of the Commission and each of their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

"Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

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"Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

"Infineon" means Infineon Technologies AG.

"Infineon Closing" means the closing to occur under the Infineon Securities Purchase Agreement.

"Infineon Debenture" means the debenture purchased by and/or issuable to Infineon pursuant to the Infineon Securities Purchase Agreement.

"Infineon Documents" means the Infineon Debenture, Infineon Securities Purchase Agreement, Infineon Warrant, and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Infineon Closing.

"Infineon Securities Purchase Agreement" means the Securities Purchase Agreement to be entered into by and between the Company and Infineon, which contains substantially the same terms as this Agreement.

"Infineon Registration Rights Agreement" means the Registration Rights Agreement dated as of February 2, 2001, as amended, by and between the Company and Infineon.

"Infineon Warrant" means the warrant purchased by and/or issuable to Infineon pursuant to the Infineon Securities Purchase Agreement.

"Intellectual Property" means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

"Lien" means, with respect to any Property, and except as described on
Schedule 1.2 hereof, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority, restriction or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

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"Material Adverse Effect" means an effect that has material and adverse consequences on (i) the consolidated business, operations, properties, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

"Material Contracts" means, as to the Company, any supply, purchase, service, employment, tax, indemnity, stockholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, the Company is in excess of $50,000 or by which the Company or any of its Properties is otherwise bound to an obligation in excess of $50,000 and any and all amendments, modifications, supplements, renewals or restatements thereof; provided that development, license and other agreements similar to the types of agreements the Company has entered into from time to time relating to the creation, development, and exploitation of the Company's present or future Intellectual Property shall not be deemed to be Material Contracts.

"Maturity Date" with respect to a Debenture shall mean the five-year anniversary of the issue date for such Debenture, or such earlier date to which the Maturity Date may be accelerated pursuant to the terms of such Debenture.

"Obligations" means any and all indebtedness, liabilities and obligations of the Company to a Purchaser evidenced by and/or arising pursuant to any of the Transaction Documents (including, without limitation, this Agreement and the Debentures), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Transaction Documents.

"Pension Plan" means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

"Permitted Liens" means the following:

(a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

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(b)  Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

(c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

(d)  Liens arising from securing indebtedness that does not constitute Debt.

"Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

"Property" means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

"Purchaser Documents" means this Agreement, the Debentures, the Registration Rights Agreement, the Warrants, the Deed of Trust, and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

"Real Property" means all real Property owned by the Company and set forth on
Schedule 3.21 hereto.

"Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class, and except scheduled dividend payments with respect to the Series A Preferred Stock; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except the Debentures, the Warrants, the Infineon Debenture and the Infineon Warrant, and except the scheduled redemption of the Series A Preferred Stock; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Debt other than with respect to the Debentures, the Warrants, the Infineon Debenture and the Infineon Warrant; and (d) any loan, advance or payment to

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any employee, officer, director or stockholder of the Company or any of its
Subsidiaries, exclusive of reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business. Notwithstanding the foregoing, the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule 3.5 or the grant of additional options or warrants or the issuance of additional securities, in each such case under any Company stock option or restricted stock plan approved by the Board of Directors of the Company, shall not be deemed to be a Restricted Payment.

"Series A Preferred Stock" means shares of the Company's Series A Convertible Preferred Stock outstanding as of the date of this Agreement.

"Subordinated Debt" means Debt of the Company which meets each of the following requirements: (a) such Debt is wholly unsecured; and (b) such Debt is contractually subordinated, as to payment, to the payment in full of the Debentures and the Obligations on terms, and pursuant to written agreements in form and substance, satisfactory to each Purchaser.

"Subordinated Debt Documents" means any and all agreements, documents and instruments now or hereafter evidencing or governing the subordination of any Subordinated Debt to the Obligations.

"Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

"Trading Day" shall mean any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is then listed or traded.

"Transaction Documents" means any and all of the Purchaser Documents and the Infineon Documents.

"VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the holders of a majority of the principal amount of the then outstanding Debentures.

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1.4  Other Definitional Provisions.  All definitions contained in this
Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

Each Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the date of each Closing:

2.1 Authorization; Enforceability. Such Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Purchaser's name on the signature page hereof with the requisite corporate power and authority to purchase the Debenture and Warrant being purchased by it and to execute and deliver this Agreement. This Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

2.2 Accredited Investor. Such Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Debenture and Warrant being purchased by it solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

2.3 Information. The Company has provided such Purchaser with information regarding the business, operations and financial condition of the Company, and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Debentures and Warrants hereunder. Neither such information nor any other investigation conducted by such Purchaser or any of its representatives shall modify, amend or otherwise affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

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2.4  Limitations on Disposition.  Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

2.5 Legend. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale."

     Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement,
     (B) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision ("Rule 144"), subject to receipt by the Company of customary documentation in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.6 Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

2.7 Non-Affiliate Status; Common Stock Ownership. Such Purchaser is not an affiliate or an associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of the Company or of any other Purchaser and is not acting in association or concert with any other Purchaser in regard to the purchase of the Debenture and Warrant being purchased by it or otherwise in regard to the Company. Such Purchaser's investment in its Debenture and Warrant is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Company's Board of Directors.

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2.8  No Trading in Company Securities.  Neither such Purchaser nor any person trading on its behalf or at its direction has engaged in any bids for, or purchases or sales (whether covered or short) of, Common Stock or of any puts, calls or other derivative securities of Common Stock during the period beginning six (6) Trading Days prior to the date of this Agreement and ending on the Trading Day immediately preceding the date of this Agreement.

2.9 Fees. Such Purchaser is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby, other than such compensation, fee, cost or expenditure for which the Company is not, and shall not be, liable. Such Purchaser will indemnify and hold harmless the Company from and against any claim by any person or entity alleging that the Company is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each Purchaser and agrees with each Purchaser that, as of the date of this Agreement and as of the date of the Closing:

3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue and sell the Debentures and the Warrants to the Purchasers in accordance with the terms hereof and thereof, to issue the Conversion Shares upon conversion of the Debentures and to issue the Warrant Shares upon exercise of the Warrants. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers ("NASD") or otherwise). The Company's Board of Directors has determined, at a duly convened meeting, that the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and by the other Transaction Documents (including without limitation the issuance of Conversion Shares in accordance with the terms of the Debentures and Warrant Shares in accordance with the terms of the Warrants) are in the best interests of the Company.

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3.3  Enforcement.  Each of the Transaction Documents constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company filed with the Commission all periodic, current and other reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2000 (collectively, the "Disclosure Documents"). The Company has not been required to file, and has not filed, any Disclosure Document with the Commission on or after March 7, 2002. The Company is not aware of any event occurring on or prior to the date of the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such Disclosure Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the Disclosure Documents have been filed as required. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

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3.5  Capitalization; Debt Schedule.  The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Debentures and exercise of the Warrants is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.5 hereto, no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Liens created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the date of this Agreement and as of the date of such Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, "reset" or other similar provisions). Schedule 3.5 identifies all currently outstanding Debt of the Company, all of which constitutes Subordinated Debt.

3.6 Due Authorization; Valid Issuance. The Debentures are duly authorized and, when issued, sold and delivered in accordance with the terms hereof,
(i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and (ii) assuming the accuracy of each Purchaser's representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and (ii) assuming the accuracy of each Purchaser's representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Conversion Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debentures, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

3.7 No Conflict with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to

                                    Page-12
which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company, except for violations of any provision of a Governmental Requirement that has not had or would not reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in any violation referred to in the previous sentence or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of its Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any "reset" or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company's securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise), on the part of holders of the Company's securities, other than such rights as are disclosed on Schedule
3.7 hereto.

3.8  Financial Condition; Taxes; Litigation.

     3.8.1 Except as disclosed on Schedule 3.8 hereto, the Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there has been no (i) material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

      3.8.2 The Company and each of its Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of its Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has no liability with respect to taxes that accrued on or before December 31, 2000 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Disclosure Documents filed prior to the date hereof.

                                    Page-13

      3.8.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity.

      3.8.4 Except as described in the Disclosure Documents, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person's employment therewith. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or would reasonably be expected to have a Material Adverse Effect.

3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register the Conversion Shares and Warrant Shares for resale in a secondary offering by each Purchaser on a registration statement on Form S-3 under the Securities Act. To the Company's knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of all Conversion Shares and Warrant Shares by each Purchaser.

3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debentures and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with the terms thereof, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms thereof, regardless of the effect of any such dilution.

3.11 Intellectual Property. Except as described on Schedule 3.11 hereto, the Company and its Subsidiaries each owns or possesses all Intellectual Property that is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. To the Company's knowledge, except as described on
Schedule 3.11 hereto, none of its planned or current products or services

                                    Page-14
infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 3.11 hereto, there is no violation by the Company with respect to any material Intellectual Property owned or used by the Company. Except as described on Schedule 3.11 hereto, the Company's rights to such Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and its Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to the Intellectual Property Rights that are the subject of licenses granted by third parties.

3.12  Registration Rights; Rights of Participation.  Except as described on
Schedule 3.12 hereto, and in the Infineon Registration Rights Agreement,
(A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities of the Company or other consideration as a result of, the transactions contemplated by this Agreement or the other Transaction Documents.

3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to such Purchaser or the issuance of the Conversion Shares for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASD, nor will the Company or any of its Subsidiaries or Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be so integrated with other offerings.

                                    Page-15

3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Purchaser from and against any claim by any person or entity alleging that such Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.15 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.16 Key Employees. Each person whose name is set forth on Schedule 3.16 (each, a "Key Employee") is currently serving in the capacity indicated on such schedule on a full-time basis. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

3.17 Environment. Except as described on Schedule 3.17 (i) the Company and its Subsidiaries have no environmental liabilities, nor do any factors exist that are reasonably likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.18 ERISA. Except as described on Schedule 3.18, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan.
The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

                                    Page-16

3.19 Disclosure. No written statement, information, report, representation or warranty made by the Company in any Transaction Document or furnished to such Purchaser by or on behalf of the Company in connection with (i) the Transaction Documents, (ii) any transaction contemplated hereby or thereby, or
(iii) such Purchaser's due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Company which has had a Material Adverse Effect, and there is no fact known to the Company which could reasonably be expected to have a Material Adverse Effect except as may have been disclosed in writing to such Purchaser. The Company has not disclosed to such Purchaser any event, circumstance or fact that would constitute material non-public information as of the date of this Agreement.

3.20 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director's and Officer's insurance in an amount not less than $5 million for each covered occurrence.

3.21 Property. The Company and its Subsidiaries have good and marketable title in fee simple to all Real Property and good and marketable title to all personal Property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any Property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries. Schedule 3.21 sets forth all of the real Property owned by the Company or any of its Subsidiaries.

3.22 Deed of Trust. Upon the filing of the Deed of Trust with the County Clerk of El Paso County, Colorado, the Deed of Trust will constitute and grant to such Purchaser a valid, perfected first lien on the Real Property, not subject to any other Lien (other than those described on Schedule 3.22 hereto and those created by the Deed of Trust), or any claim by any third party that would adversely affect the security interest granted thereby.

3.23 Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                                    Page-17

4.  COVENANTS OF THE COMPANY AND THE PURCHASERS.

4.1  The Company agrees with each Purchaser that it will, following the
Closing:

    (a) file a Form D with respect to the Securities issued at the Closing as required under Regulation D and provide a copy thereof to such Purchaser promptly after such filing;

    (b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Debentures and Warrants issued at the Closing for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Purchaser at such Purchaser's request; and

    (c) (i) issue a press release describing the transactions contemplated by this Agreement and the other Transaction Documents on or before the Business Day following the date of this Agreement and (ii) file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with this Agreement attached to such Form 8-K as an exhibit thereto, on or before the third (3rd) Business Day following the Closing Date in the form required by the Exchange Act; provided, that each Purchaser shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof.

4.2 The Company agrees that it will, as long as any Purchaser or any Affiliate of such Purchaser beneficially owns any Securities:

    (a)  maintain its corporate existence in good standing;

    (b) maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

    (c) pay or discharge before becoming delinquent (i) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property, (ii) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) all of its obligations, if any, under (A) an agreement between Northgate and the City of Colorado Springs relating to the annexation of certain property then owned by Northgate and that constitutes all or a portion of the Real Property and (B) the Northgate Owners Association Declaration; provided,

                                    Page-18
         however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

    (d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

    (e) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

    (f) provide such Purchaser with copies of all materials sent to its stockholders, in each such case promptly after the filing thereof with the Commission; and

    (g) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

4.3 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock at least equal to one hundred and fifty percent (150%) of the maximum number of shares of Common Stock issuable upon
(A) conversion of the outstanding Debentures and Infineon Debenture (collectively, the "Investment Debentures") in full at the Conversion Price then in effect and (B) exercise of the outstanding Warrants and Infineon Warrant (collectively, the "Investment Warrants") in full at the Exercise Price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Investment Debentures or the Investment Warrants (the "Reserved Amount"). In the event that, as a result of an adjustment to the Conversion Price of the Investment Debentures or the Exercise Price for the Investment Warrants (pursuant to anti-dilution adjustments or otherwise), the Reserved Amount is less than 125% of the number of shares of Common Stock then issuable upon conversion of all of the Investment Debentures and exercise of all of the Investment Warrants then outstanding (without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Investment Debentures or the Investment Warrants), the Company shall as soon as practicable (but in no event later than the tenth (10th) business day or, in the event that stockholder approval is required, the ninetieth (90th) day following such date) increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which such outstanding Investment Debentures are then convertible and such outstanding Investment Warrants are

                                    Page-19
exercisable without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Investment Debentures or the Investment Warrants. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the holders of seventy-five percent (75%) of the Registrable Securities into which all of the Investment Debentures and Investment Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). The initial Reserved Amount shall be allocated pro rata among the Purchasers and the Purchaser (as defined in the Infineon Securities Purchase Agreement and, together with the Purchasers, the "Investors") based on the principal amount of the Investment Debentures issued to each Investor at the Closing. Any increase in the Reserved Amount shall be allocated pro rata among the Investors based on the principal amount of the Investment Debentures held by each by each Investor at the time of such increase. In the event any Purchaser shall sell or otherwise transfer any of such Investor's Investment Debentures, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Investment Debentures shall be reallocated to the remaining Investors pro rata based on the principal amount of the Investment Debentures then held by such Investors.

4.4 Use of Proceeds. Subject to Section 4.6, the Company shall use the proceeds from the sale of the Debentures and Warrants for general corporate purposes only, in the ordinary course of its business and consistent with past practice.

4.5 No Debt, Liens. At all times following the date of this Agreement and while any Obligation is outstanding, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from (i) other than as set forth on Schedule 4.5, incurring any Debt or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof (other than, in either such case, with respect to Subordinated Debt) and (ii) other than as set forth on Schedule 4.5, granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than Permitted Liens (including the imposition of any mechanic's, tax or similar statutory lien after the Closing Date, provided that, upon the imposition of any such lien, the Company shall notify the Purchaser thereof and shall use commercially reasonable efforts to remove such lien as soon as practicable (including without limitation contesting such lien in good faith by appropriate proceedings)).

4.6 Restricted Payments. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

                                    Page-20

    (a) the Company may make regularly scheduled payments of principal and interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt, which terms shall have been expressly approved in writing by the holders of two-thirds of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise); and

    (b) Subsidiaries of the Company may make Restricted Payments to the Company; provided, however, that no Restricted Payments may be made pursuant to clause (a) or (b) preceding if a Default exists at the time of such Restricted Payment or would result therefrom.

4.7 Transactions with Affiliates. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of the Company (other than Enhanced Memory Systems, Inc. and Mushkin Inc., to the extent that such Subsidiaries continue to be reported with the Company on a consolidated basis) except with the prior written approval of the holders of two-thirds of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise).

4.8 Disposition of Property. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except
(i) dispositions of inventory by the Company and its Subsidiaries in the ordinary course of business, (ii) expenditures of money (including, without limitation, money held in deposit accounts) made in the ordinary course of business or for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement, and (iii) licenses granted and development agreements entered into with respect to its Intellectual Property to third parties.

4.9 Certain Transactions. As long as any Obligations are outstanding, and except as may be expressly permitted or required by the Transaction Documents, the Company will not, nor will it permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company to (a) pay dividends or make any other distribution to the Company or any Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Company or any Subsidiary of the Company, (c) make any loan or advance or capital contribution to the Company or any Subsidiary of the Company, (d) sell, lease or transfer any of its Property to the Company or any Subsidiary of the Company, or (e) grant a Lien on any of its Properties.

                                    Page-21

4.10 Modification of Certain Agreements. As long as any Obligations are outstanding, the Company will not, nor will it permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of the Company or any such Subsidiary or (b) any Material Contract to which it is a party; provided, however, that notwithstanding the foregoing, any of such documents may be amended or modified if and to the extent that such amendment or modification is not materially adverse to the Company or any Purchaser.

4.11 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms' length basis and shall be approved by a majority of the Company's independent directors (provided that the director designated by Infineon shall be deemed to be an independent director for purposes of this Section 4.11).

4.12 Quotation on Nasdaq. The Company shall (i) promptly following the Closing, take such action as may be necessary to include all of the Conversion Shares and Warrant Shares that may be issued by the Company under the Debentures and Warrants on the Nasdaq National Market, and (ii) use its commercially reasonable efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market, the Nasdaq Stock Market, or the New York Stock Exchange for a minimum of five (5) years following the Closing Date.

4.13 Management Restrictions. During the period beginning on the date of this Agreement and ending on the tenth (10th) Business Day following the Effective Date (as defined in the Registration Rights Agreement), no Key Employee may, directly or indirectly, sell, transfer or otherwise dispose of (whether through the writing or purchase of options, futures or derivative instruments), or publicly announce (whether through the filing of a notice or otherwise) such individual's intention to dispose of, any Common Stock held or beneficially owned by such individual.

4.14 Use of Purchaser Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, any Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

4.15 Company's Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "Transfer Agent"), and provide each Purchaser with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Debentures and receipt of a valid Conversion Notice (as defined in the Debentures) from a Purchaser, in the amount specified in such Conversion Notice, in the name of

                                    Page-22
such Purchaser or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Purchaser no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Debentures) or Exercise Date (as defined in the Warrants), as the case may be. Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law. As long as the Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to a Purchaser upon conversion of the Debentures, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and such Purchaser has not informed the Company that it wishes to receive physical certificates therefor, and no legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Debentures or to receive Conversion Shares in accordance with the terms of the Debentures or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

4.16 Right of First Refusal. Prior to any offer or sale by the Company of Common Stock (or any securities convertible or exercisable into or exchangeable for Common Stock) during the one (1) year period following the Closing Date (the "First Offer Period"), the Company must first deliver to each Purchaser written notice describing the proposed issuance, including the terms and conditions thereof, and provide such Purchaser with an option during the five (5) Business Day period following delivery of such notice to purchase up to its proportionate share (based on the principal amount of the Debentures purchased by such Purchaser hereunder relative to the aggregate principal amount of the Investment Debentures purchased by all of the Investors) of the securities being offered on the same terms as contemplated by such issuance. In the event that such Purchaser either does not give notice within such five Business Day period that it intends to exercise the foregoing option or informs the Company in writing that it does not intend to participate in such issuance, the Company may offer to a third party the option to purchase up to, in the aggregate, the amount of securities which were declined by such Purchaser, on the same terms as were offered to such Purchaser. The Right of First Refusal is subject to (and shall follow the exercise of) the rights of Infineon under the Share Purchase Agreement, dated December 14, 2000, by and between Infineon and the Company and shall not apply to any transaction involving the issuance of Common Stock in a firm-commitment underwritten

                                    Page-23
registered public offering or pursuant to the exercise of any option or warrant outstanding prior to the date hereof or to the issuance of Common Stock, or options or rights exercisable into Common Stock, pursuant to a stock plan or stock option plan duly adopted by the Company prior to the date hereof.

4.17 No Adverse Action. The Company and its Subsidiaries shall refrain, while any Debentures are outstanding, from taking any action or entering into any arrangement which in any way materially and adversely affects (i) the rights, privileges or benefits available to a holder of a Debenture or (ii) the rights, privileges or benefits available to a holder of a Warrant.

4.18 Registration Rights. From the date of this Agreement through and including the Effective Date (as defined in the Registration Rights Agreement), the Company will not file a registration statement (other than on a Form S-8 or a Form S-4 and pursuant to the Registration Rights Agreement) with the Commission with respect to any securities of the Company; provided, however, the foregoing shall not prohibit (i) Infineon from exercising its rights under the Infineon Registration Rights Agreement to include shares of Common Stock for resale in any Registration Statement filed pursuant to the Registration Rights Agreement or (ii) any entity named on Schedule 3.14 from including shares of Common Stock issuable to such entity pursuant to warrants issued in connection with the transactions contemplated hereby.

5.  CONDITIONS TO CLOSING.

5.1 Conditions to Purchasers' Obligations at the Closing. Each Purchaser's obligations to effect the Closing, including without limitation its obligation to purchase a Debenture and Warrant at the Closing, are conditioned upon the fulfillment or waiver by such Purchaser of each of the following events as of the Closing Date:

     5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

     5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before such Closing;

     5.1.3 the Closing Date shall occur on a date that is not later than March 29, 2002;

                                    Page-24

     5.1.4 the Company shall have delivered to such Purchaser a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Closing, it being understood that such Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

     5.1.5 the Company shall have delivered to such Purchaser one or more opinions of counsel for the Company, dated as of such date, in form and substance satisfactory to such Purchaser;

     5.1.6 the Company shall have executed and delivered the Debenture and the Warrant being purchased by such Purchaser;

     5.1.7 the Company shall have executed and delivered the Registration Rights Agreement;

     5.1.8 the Company shall have executed and delivered the Deed of Trust and recorded the Deed of Trust with the appropriate Governmental Authority;

     5.1.9 the Common Stock shall be quoted and traded on the Nasdaq National Market System;

     5.1.10 there shall have been no material adverse change in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained in the Disclosure Documents;

     5.1.11 the Company shall have authorized and reserved for issuance at least one hundred and fifty percent (150%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Investment Debentures and exercise of all of the Investment Warrants to be issued at the Closing (such number to be determined using the Conversion Price and Exercise Price in effect on the Closing Date and without regard to any restriction on the ability of a Purchaser or Infineon to convert Investment Debentures or exercise the Investment Warrants as of such date);

     5.1.12 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Purchaser Documents;

     5.1.13 each of the Company's executive officers shall have executed and delivered a letter agreement addressed to such Purchaser regarding such person's agreement to refrain from selling such person's holdings of Common Stock consistent with the Company's covenant contained in Section 4.13 hereof;

                                    Page-25

     5.1.14 the Company shall have delivered to such Purchaser evidence reasonably satisfactory to such Purchaser that no adverse environmental conditions affect the Real Property, including, without limitation that the Real Property does not contain any underground storage tanks, asbestos, polychlorinated biphenyls, petroleum products or any other toxic or hazardous wastes or materials; and

     5.1.15 the Company shall have furnished such Purchaser with (i) a current survey of the Real Property certified to such Purchaser and in form and substance reasonably satisfactory to such Purchaser, (ii) written evidence reasonably satisfactory to such Purchaser that the Company is not in default under any agreements recorded against the Real Property and confirming the extent of the Company's obligations thereunder and (iii) written evidence reasonably satisfactory to such Purchaser that the improvements constructed on Real Property comply with all applicable zoning and use ordinances and restrictions.

5.2 Conditions to Company's Obligations at the Closing. The Company's obligations to effect the Closing are conditioned upon the fulfillment or waiver by the Company of each of the following events as of the Closing Date:

     5.2.1 the representations and warranties of each Purchaser shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

     5.2.2 each Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by each Purchaser on or before such Closing;

     5.2.3 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Purchaser Documents;

     5.2.4 the Conversion Price (as defined in the Debentures) shall not be less than four dollars ($4.00); and

     5.2.5 the Closing Date shall occur on a date that is not later than March 29, 2002.

                                    Page-26

6.  INDEMNIFICATION.

6.1 Indemnification of the Company. Subject to the limitations contained in this Section, the Purchasers shall severally, and not jointly, defend, indemnify and hold harmless the Company and its respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Purchasers in this Agreement, or (ii) the breach of any covenant or agreement made by the Purchasers in this Agreement.

6.2 Indemnification of the Purchasers. Subject to the limitations contained in this Section, the Company shall defend, indemnify and hold harmless the Purchasers and their respective officers, directors, partners, members, stockholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, or
(ii) the breach of any covenant or agreement made by the Company in this Agreement.

6.3  Limitations on Indemnification.

     6.3.1 Notwithstanding anything to the contrary contained herein, neither the Purchasers, on the one hand, nor the Company, on the other hand, shall indemnify the other, as applicable, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, for any Claims and Liabilities which such party(ies) would otherwise be entitled to indemnification pursuant to Section 6.1 or 6.2, unless the aggregate amount of all such Claims and Liabilities incurred by such party(ies) exceeds $100,000 (the "Deductible Amount"), in which event such party(ies) shall be liable only for the amount of such Claims and Liabilities which exceeds the Deductible Amount; provided, that the aggregate liability of the Purchasers, on the one hand, and the Company, on the other hand, under this Section (other than with respect to any intentional or willful breach or failure to perform) shall in no event exceed $5,000,000.

     6.3.2 Anything to the contrary notwithstanding, neither the Purchasers, on the one hand, nor the Company, on the other hand, shall indemnify the other, as applicable, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, in respect of any Claims and Liabilities which are covered by insurance owned by such party(ies) to the extent that any net loss is reduced by such insurance. To the extent quantifiable, the parties shall make appropriate adjustments to take into account the tax benefits or costs in determining the amount of indemnification to be provided hereunder.

                                    Page-27

6.4 Claims Procedure. In respect of any third-party claims for which indemnification is sought hereunder, promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnity's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement.

                                    Page-28

6.5 Treatment of Indemnity Payments. Any payments pursuant to this Section shall be made by wire transfer of immediately available funds.

6.6 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section, except that nothing in this Agreement shall be deemed to constitute a waiver of (A) any injunctive or other equitable remedies or
(B) any tort claims of, or causes of action arising from, intentional or fraudulent misrepresentation or deceit; provided, however, none of the foregoing shall be deemed to limit in any way the rights of a Purchaser or the obligations of the Company under the Deed of Trust.

7.  MISCELLANEOUS.

7.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of a Debenture or Warrant (or part thereof) in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

7.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Purchaser Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Purchaser Documents or such transactions (other than the representations made in this Agreement or the other Purchaser Documents), (iii) it has not received

                                    Page-29
from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Purchaser Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Purchaser Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

7.4 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Purchaser Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7.5 Injunctive Relief. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Purchaser shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

7.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                                    Page-30

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9 Notices. Any notice, demand or request required or permitted to be given by the Company or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO 80921
Attn:  LuAnn D. Hanson, Chief Financial Officer
Tel:  (719) 481-7000
Fax:  (719) 481-9170

with a copy to:

Coudert Brothers LLP
950 Seventeenth Street
Suite 1800
Denver, Colorado 80202
Attn:  John A. St. Clair, Esq.
Tel:  (303) 260-6221
Fax:  (303) 607-1080

and if to any Purchaser, to such address for such Purchaser as shall appear on the signature page hereof executed by such Purchaser, or as shall be designated by such Purchaser in writing to the Company.

7.10 Expenses. The Company and each Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement, provided, however, that the Company shall reimburse Halifax Fund, L.P. for (i) all out-of-pocket expenses (including without limitation legal fees and expenses) incurred by it in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents in an amount not to exceed fifty thousand dollars ($50,000); and (ii) all of the costs of obtaining a base ALTA title policy for the Real Property (including, without limitation, the cost of all title endorsements and any other cost of obtaining so-called "extended title coverage" and all other title charges and all recording fees charged by the title company).

                                    Page-31

7.11 Entire Agreement; Amendments. This Agreement and the other Purchaser Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the principal amount of the Debentures then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

7.12 Most Favored Nations Clause. Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, if, at any time during the period commencing after the date of this Agreement and ending on the five (5) year anniversary of the Closing Date, the Company amends the Infineon Securities Purchase Agreement, the Infineon Debenture or the Infineon Warrant or otherwise modifies or changes any of the rights granted to Infineon or obligations of the Company thereunder (any such amendment, modification or change being an "MFN Change"), each Purchaser shall have the right to receive, exercise or otherwise incorporate into its Purchaser Documents any and all such MFN Changes in accordance with this
Section 7.12. In the event that the Company intends to effect an MFN Change, the Company shall give ten (10) Business Days' prior written notice ("MFN Notice") to each Purchaser specifying in reasonable detail the terms of such MFN Change, and promptly provide such other information and documents as may be reasonably requested by such Purchaser relating to such MFN Change (including, without limitation, any proposed agreements and amendments to be entered into with Infineon). On or prior to the expiration of the five (5) Business Day period (the "MFN Review Period") after each Purchaser has received the MFN Notice, each Purchaser shall notify the Company in writing (the "MFN Response") specifying which of the MFN Changes that it elects to exercise, receive or otherwise incorporate into its Purchaser Documents. If a Purchaser fails to send an MFN Response prior to the expiration of the MFN Review Period, such Purchaser shall be deemed to have waived its rights under this Section 7.12 solely with respect to the MFN Changes specified in the MFN Notice relating to such MFN Review Period. For purposes of this Agreement and any of the other Purchaser Documents, each MFN Change that a Purchaser elects to exercise, receive or otherwise incorporate into its Purchaser Documents shall be deemed effective in all respects contemporaneously with the effectiveness of such MFN Change with respect to Infineon or the Infineon Documents. The Company shall cooperate with each Purchaser to promptly enter into such agreements, certificates, instruments and other documents that are necessary or reasonably requested by such Purchaser to reflect any and all of the MFN Changes that such Purchaser elects to exercise, receive or otherwise incorporate into its Purchaser Documents.

                                    Page-32

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

RAMTRON INTERNATIONAL CORPORATION


By: /S/  William W. Staunton, III
   -------------------------
Name:  William W. Staunton, III
Title: CEO

HALIFAX FUND, L.P.


By: /S/  Maurice Hryshko
   -----------------------
Name:  Maurice Hryshko
Title:  Counsel, The Palladin Group, L.P.
        Investment Adviser and Attorney-in-Fact

ADDRESS:

c/o The Palladin Group, L.P.
195 Maplewood Avenue
Maplewood, New Jersey 07040
Tel:  (973) 313-6400
Fax:  (973) 313-6494
Attn:  Maurice Hryshko

with a copy to:

Duval & Stachenfeld
300 East 42nd Street
New York, NY 10017
Fax: 212-883-8883
Attn: Robert L. Mazzeo, Esq.


Principal Amount of Debenture to be Purchased: $2,500,000

                                    Page-33

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

RAMTRON INTERNATIONAL CORPORATION


By: /S/  William W. Staunton, III
   -------------------------
Name:  William W. Staunton, III
Title: CEO


BRAMWELL CAPITAL CORP.


By: /S/  Kenneth L. Henderson
   --------------------------
Name:  Kenneth L. Henderson
Title:  Attorney-in-fact

ADDRESS:

c/o Cavallo Capital Corp.
660 Madison Avenue, 18th Floor
New York, New York 10021
Fax:  (212) 651-9010
Attn:  Mor Sagi

with a copy to:

Robinson Silverman Pearce Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, New York 10104
Fax: (212) 541-4630 and (212) 541-1432
Attn:  Eric L. Cohen, Esq.


Principal Amount of Debenture to be Purchased: $2,500,000

                                    Page-34

                    Exhibit A to Stock Purchase Agreement

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE PLEDGED IN CONNECTION WITH A BONAFIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS DEBENTURE OR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE.

THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN THE EVENT OF A PARTIAL PAYMENT, REDEMPTION OR CONVERSION. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT INDICATED BELOW.

                       RAMTRON INTERNATIONAL CORPORATION

                        5% SECURED CONVERTIBLE DEBENTURE


New York, New York                                                 $XXXXXX
Issue Date:  -------------------

FOR VALUE RECEIVED, RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Corporation"), hereby promises to pay to the order of ---------------- or its permitted successors or assigns (the "Holder") the sum of XXXXXXXX ($XXXXXXX) in same day funds, on or before --------- (the "Maturity Date").
The Holder may convert amounts of principal of this Debenture into shares ("Conversion Shares") of the Corporation's common stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

The Corporation has issued this Debenture pursuant to a Securities Purchase Agreement, dated as of March 14, 2002 (the "Purchase Agreement"), between the Corporation and the Purchasers. The debentures issued by the Corporation pursuant to the Purchase Agreement, including this Debenture, are collectively referred to herein as the "Debentures", and the warrants issued by the Corporation pursuant to the Purchase Agreement are collectively referred to herein as the "Warrants".

The Corporation's obligations hereunder, including, without limitation, its obligation to make payments of principal hereof and interest hereon, and any default interest accrued hereunder, are secured pursuant to the terms of the Deed of Trust (as defined below). The Deed of Trust is intended to be duly recorded in the public records of the county where the Corporation's Real Property is located. All of the terms, covenants and conditions contained in the Deed of Trust are hereby made part of this Debenture to the same extent and with the same force as if they were fully set forth herein.

                                    Page A-1

The following terms shall apply to this Debenture:

1.  DEFINITIONS.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in New York, New York.

"Change of Control Transaction" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group (as such term is defined for purposes of Rule 13d-5 or any successor rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires more than fifty percent (50%) of the voting power of the Corporation; (e) a transaction or series of transactions in which any Person (other than the Corporation or a wholly-owned subsidiary of the Corporation) or group (as such term is defined for purposes of Rule 13d-5 or any successor rules promulgated under the Exchange Act) acquires more than fifty percent (50%) of the voting power of any subsidiary of the Corporation; and (f) the individuals who, as of the date of this Agreement, (i) constitute the Board of Directors of the Corporation (the "Current Directors"), (ii) are individuals nominated to the Board of Directors of the Corporation by the Current Directors, or (iii) are individuals nominated by the Corporation for election at an annual meeting of the Corporation's stockholders cease for any reason to constitute at least a majority of the Board of Directors of the Corporation.

"Closing Bid Price" means the closing bid price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Corporation (collectively, "Bloomberg") or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder, and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation.

"Closing Date" has the meaning set forth in the Purchase Agreement.

                                    Page A-2

"Closing Price" means the average of the daily VWAP for each of the five Trading Days immediately preceding the Execution Date, such average being $3.42644.

"Conversion Price" means $3.7690.

"Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money;
(b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 120 days; (c) all capital lease obligations of such Person;
(d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

"Deed of Trust" has the meaning set forth in the Purchase Agreement.

"Default Interest Rate" means the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Corporation or the trading of its securities.

"EBITDA" means, for any period, on a consolidated basis for the Corporation and its Subsidiaries, the sum of the amounts for such period of (i) Net Income plus (ii) Interest Expense plus (iii) tax expense plus (iv) depreciation expense plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets plus (vi) to the extent deducted in computing Net Income, other non-cash charges (without any adjustment for cash charges deducted in computing Net Income), including, without limitation, any restructuring charges, charge-offs for in-process research and development costs, writeoff of any amounts associated with the acquisition of treasury stock and writeoff of goodwill and licensing agreements minus (vii) to the extent not already deducted in computing Net Income, ordinary and customary expenses that are due and payable during such period to the Corporation's vendors and service providers, the actual payment of which is deferred until a future period minus (viii) extraordinary gains minus (ix) to the extent included in computing Net Income, non-cash income including without limitation non-cash income that would constitute "prepaid pension expense" on the financial statements of the Corporation in accordance with GAAP;.

"Execution Date" means March 14, 2002.

                                    Page A-3

"Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

"Interest Expense" means, for any period, the total interest expense of the Corporation and its consolidated Subsidiaries, whether paid or accrued (including the interest component of capitalized leases and any implied interest components of any off-balance sheet liabilities), including interest expense not payable in cash (including amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with any Debt (including the Debentures)), all as determined in conformity with GAAP.

"Issue Date" means March 28, 2002.

"Junior Securities" means all securities of the Corporation issued and outstanding at any time.

"Lien" and "Permitted Lien" shall have the respective meanings set forth in the Purchase Agreement.

"Liquidation Event" has the meaning specified in Section 7 hereof.

"Market Price" means, as of any date, the average Closing Bid Price for the Common Stock during the period of five (5) Trading Days immediately preceding (but not including) such date.

"Material Adverse Effect" has the meaning set forth in the Purchase Agreement.

"Net Income" means, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that when calculating Net Income the following items shall be excluded from such calculation: (i) the earnings (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the Company or a consolidated Subsidiary; (ii) the earnings of a Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company with respect to such earnings is not, at the date of determination, permitted without the prior approval of a Governmental Authority (and such approval has not been obtained), or is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or the holders of its capital stock;
(iii) the cumulative effect of a change in accounting principles;
(iv) nonrecurring items, such as gains or losses on the sale of assets; and
(v) earnings derived from revenues that are recognized during such period as a result of the acceleration of customer sponsored research and development

                                    Page A-4
projects to the extent that such revenues are in excess of direct costs incurred by the Corporation in connection with any such research and development project; but when calculating Net Income such calculation shall include historical audited Net Income (as calculated above) for such period of any Person (or division of such Person) that became a Subsidiary of the Company during such period or was merged into or was consolidated with the Company or any of its Subsidiaries during such period, or where the assets of such Person (or division of such Person) were acquired by the Company or any of its Subsidiaries during such period, whether accrued prior or subsequent to the date of such acquisition, merger or consolidation.

"Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

"Purchasers" has the meaning set forth in the Purchase Agreement.

"Real Property" has the meaning specified in the Purchase Agreement.

"Registration Rights Agreement" means the agreement, dated as of March 28, 2002, between the Purchasers and the Corporation pursuant to which the Corporation has agreed to register shares of Common Stock.

"Registration Statement" has the meaning set forth in the Registration Rights Agreement.

"Scheduled Interest Payment Date" means each July 1 and January 1 following the Issue Date.

"Subsidiary" has the meaning set forth in the Purchase Agreement.

"Trading Day" means any day on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

"VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably satisfactory to the Corporation.

All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

                                    Page A-5

2.  INTEREST.

    (a) Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof ("Interest") at an annual rate of five percent (5%), computed on the basis of a 365-day year and calculated using the actual number of days elapsed since the Issue Date or the day on which interest was most recently paid, as the case may be, and if not timely paid as provided herein, compounded semi-annually on each July 1 and January 1 (each a "Scheduled Interest Payment Date"). The Corporation shall pay accrued and unpaid Interest in cash (i) on each Scheduled Interest Payment Date, (ii) on the Maturity Date and
         (iii) on any date on which the entire principal amount of this Debenture is paid in full (whether through conversion or otherwise) (each of (i), (ii) and (iii) being referred to herein as an "Interest Payment Date").

    (b) Default Interest. Any amount of Interest that is not paid on the relevant Interest Payment Date shall bear interest at the Default Interest Rate. The Corporation must pay interest at the Default Interest Rate in cash on or before the fifth (5th) Business Day following the last day of each calendar month in which such interest accrues.

3.  CONVERSION.

    (a) Right to Convert. Subject to the conditions and limitations specifically provided herein, the Holder shall have the right to convert, at any time and from time to time after the Issue Date, (i) all or any part of the outstanding and unpaid principal amount of this Debenture and (ii) all accrued and unpaid Interest hereon, into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a "Conversion").

    (b) Conversion Notice. In order to convert the principal of this Debenture, the Holder shall send by facsimile transmission, at any time prior to 7:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such Conversion (the "Conversion Date"), a notice of conversion to the Corporation, in the form set forth on Annex I hereto, stating the amount of principal to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a "Conversion Notice"). The Holder shall not be required to physically surrender this Debenture to the Corporation in order to effect a Conversion. The Corporation shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof. The Holder shall amend Annex II hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in

                                    Page A-6
         accordance with Section 4 below), the Corporation shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants of national recognition within two (2) Business Days of receipt of the Holder's Conversion Notice. The Corporation shall cause such accountants to calculate the Conversion Price as provided herein and to notify the Corporation and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

    (c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be equal to the principal amount of this Debenture being converted divided by the Conversion Price.

    (d) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice, the Corporation shall, no later than the close of business on the third (3rd) Business Day following the Conversion
         Date set forth in such Conversion Notice (the "Delivery Date"), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law. The Corporation shall effect delivery of Conversion Shares to the Holder, as long as the Corporation's designated transfer agent or co-transfer agent in the United States for the Common Stock (the "Transfer
         Agent") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), and no legend is required to appear on any physical certificate if issued, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher whole number of Conversion
         Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Purchase Agreement or applicable law.

                                    Page A-7

    (e)  Failure to Deliver Conversion Shares.

         In the event that the Corporation fails for any reason to deliver to the Holder the number of Conversion Shares specified in a Conversion Notice (without any restrictive legend to the extent permitted by the terms hereof or pursuant to the terms of the Purchase Agreement) on or before the Delivery Date therefor (a "Conversion Default"), the Holder shall have the following rights:

         (A)  the right to receive from the Corporation an amount equal to
              (i) (N/365) multiplied by (ii) the principal amount of, and Interest accrued on, this Debenture represented by the Conversion Shares (such amount, the "Conversion Default Amount") which remain the subject of such Conversion Default multiplied by (iii) the Default Interest Rate, where "N" equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the date on which such Conversion Default has been cured; and, at the Holder's option, either of the following:

         (B)  (1)  the right to receive from the Corporation an amount equal to
                   (i) the aggregate amount paid by the Holder for shares of Common Stock purchased by the Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares upon such Conversion minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Conversion Shares issued by the Corporation pursuant to such Conversion; or

         (B) (2) the right to require the Corporation to reinstate the principal of this Debenture in an aggregate amount equal to the Conversion Default Amount and deem the conversion resulting in such Conversion Default rescinded, null and void.

     In addition to its right to receive the foregoing amounts, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Amounts payable under this paragraph (e) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Corporation specifying the amount owed to it by the Corporation pursuant to this paragraph (e).

                                    Page A-8

    (f) Limitations on Right to Convert. In no event shall the Holder be permitted to convert principal of this Debenture in excess of that amount upon the Conversion of which (x) the number of Conversion Shares to be issued pursuant to such Conversion plus (y) the number of shares of Common Stock beneficially owned by the Holder (other than Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph (f)) would exceed 9.99% of the number of shares of Common Stock then issued and outstanding. Nothing contained herein shall be deemed to restrict the right of the Holder to convert such excess principal amount at such time as such Conversion will not violate the provisions of this paragraph (f). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder. To the extent that the limitation contained in this paragraph (f) applies (and without limiting any rights the Corporation may otherwise have), the Corporation may rely on the Holder's determination of whether this Debenture is convertible pursuant to the terms hereof, the Corporation having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that this Debenture is convertible pursuant to the terms hereof. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this paragraph may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding. Notwithstanding the foregoing, this provision shall not apply to any determination of the amount owed or securities to which the Holder is entitled to receive in the event of a Change of Control Transaction or Liquidation Event.

4.  ADJUSTMENTS TO CONVERSION PRICE.

    (a) Adjustment to Conversion Price Due to Stock Split, Stock Dividend, Dilutive Issuance. If, prior to the Conversion of all of the principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, (A) the number of outstanding shares of Common Stock is increased by a stock split, a reclassification of the Common Stock, or other similar event, the Conversion Price shall be proportionately reduced, which reduction shall be effected at the time such event takes place; (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Conversion Price shall be proportionately increased, which increase shall be effected at the time such event takes place; (C) the number of shares of Common Stock is increased by a stock dividend on the Common Stock, the Conversion Price shall be proportionately reduced, which reduction shall be effected on the record date for the determination of holders of Common Stock to receive such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made

                                    Page A-9
         on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this
         Section 4(a) to reflect the actual payment of such dividend; (D) the Corporation issues Common Stock, whether upon the exercise of rights, warrants, securities convertible, exercisable or exchangeable into or for Common Stock, or rights to purchase or receive shares of Common Stock (collectively, "Convertible Securities") or otherwise, at a price per share that is lower than the Conversion Price in effect on the date of such issuance, the Conversion Price shall be reduced to such lower price; (E) the Corporation issues Convertible Securities, and such Convertible Securities have a conversion price, exercise price or exchange ratio that is lower than the Conversion Price in effect on the date of such issuance, or if the conversion price, exercise price or exchange ratio of any Convertible Security (whether issued before or after the Closing Date) is at any time lowered pursuant to "reset", anti-dilution or similar provisions to a price that is lower than the Conversion Price in effect on the date of such issuance, the Conversion Price shall be reduced to such lower price; or (F) the Corporation (x) issues Common Stock, whether upon the exercise of Convertible Securities or otherwise, at a price per share, or (y) issues Convertible Securities, and such Convertible Securities have a conversion price, exercise price or exchange ratio, that is lower than the Market Price in effect on the date of such issuance (but not lower than the Conversion Price in effect on the date of such issuance, in which case the provisions of clause (D) or
         (E) above, as applicable, will apply) (a "Dilutive Issuance"), the Conversion Price in effect on the date of such issuance shall be adjusted downward to a price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of
         (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance (excluding any shares of Common Stock held in the treasury of the Corporation), plus (y) the quotient of the aggregate consideration received by the Corporation upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance. "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding excluding (I) any shares of Common Stock held in the treasury of the Corporation but including
         (II) in the case where the Dilutive Issuance comprises Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise of the Convertible Securities for which the adjustment is required.

                                    Page A-10

    (b) Adjustment to Conversion Price During Reference Period. If, prior to the Conversion of all of the principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Conversion Price, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

    (c) Adjustment Due to Merger, Consolidation, Etc. If, prior to the Conversion of the entire principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then
         (A) the Holder shall have the right to receive, with respect to any shares of Common Stock then held by the Holder, or which the Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by the Holder (and without regard to whether such shares contain a restrictive legend or are freely-tradable), the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as the Holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"), (B) the Holder shall have the right to exchange all or part of this Debenture for the Exchange Consideration, on the same terms as the Holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction, in an amount that the Holder would have been entitled to receive had this Debenture been converted immediately prior to such Exchange Transaction at the Conversion Price then in effect (without giving effect to any limitations on such Conversion contained herein or otherwise), and (C) to the extent that the Holder has not exercised its right under clause (B) to exchange this Debenture for the Exchange Consideration, upon the Conversion of this Debenture occurring after consummation of such Exchange Transaction (a "Subsequent Conversion"), the Holder shall have the right to receive the Exchange Consideration which the Holder would have been entitled to receive in connection with such Exchange Transaction had this Debenture been converted immediately prior to such Exchange Transaction at the Conversion Price applicable to such Subsequent Conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable in relation

                                    Page A-11
         to any securities thereafter deliverable upon the Conversion of this Debenture. The Corporation shall not effect any Exchange Transaction unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 4(c), and under the Purchase Agreement, the Deed of Trust, the Warrant and the Registration Rights Agreement.

    (d) Distribution of Assets. If, prior to the Conversion of the entire principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, the Corporation or any of its subsidiaries shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets, or any rights to acquire any of the foregoing, to holders of Common Stock (or to the holder, other than the Corporation, of the common stock of any such subsidiary), including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), the Corporation shall give the Holder written notice of such Distribution at least ten (10) Business Days prior to the effective date therefor, and the Holder shall have the option of either (A) receiving from the Corporation the assets that are the subject of such Distribution at the same time that the Corporation distributes such assets to the holders of Common Stock (or to the holders of the common stock of any such subsidiary), in which case the Holder shall be entitled to receive such assets in an amount equal to the amount of such assets that the Holder of the number of shares of Common Stock into which this Debenture is convertible on the record date for such Distribution would be entitled to receive (such number to be determined using the Conversion Price in effect on such record date and without regard to any restriction or limitation on such conversion that might otherwise exist) or (B) for any Conversion occurring after the record date for such Distribution, requiring the Corporation to reduce the Conversion Price by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the Holder and reasonably acceptable to the Corporation, with the cost of such determination to be borne by the Corporation.

    (e) Adjustment Due to Major Announcement. If, prior to the Conversion of the entire principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, the Corporation (i) makes a public announcement that it intends to enter into a Change of Control Transaction or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (each such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that the Holder seeks to convert this Debenture on or following the Announcement Date, the Conversion Price

                                    Page A-12
         shall, effective upon the Announcement Date and continuing through the third (3rd) Business Day following the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lowest of (x) the Market Price for the Common Stock on the Trading Day immediately preceding (but not including) the Announcement Date, (y) the average Closing Bid Price for the Common Stock on the three (3) Trading Days immediately following (but not including) the Announcement Date and (z) the Conversion Price in effect on the applicable Conversion Date. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph 4(e) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph 4(e) to become operative.

    (f) Adjustment Pursuant to Other Agreements. In addition to and without limiting in any way the adjustments provided in this Section 4, the Conversion Price shall be adjusted as may be required by the applicable provisions, if any, of the Purchase Agreement and/or the Registration Rights Agreement.

    (g) No Fractional Shares. If any adjustment under this Section 4 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher whole number of shares.

    (h) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price will be made pursuant to this Section 4, (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Closing Date (except in the case where the price at which such warrant, option or security is exercised has decreased since the Closing Date as a result of a reset, anti-dilutive adjustment or similar occurrence); (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Corporation now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the Board of Directors of the Corporation; (iii) upon the exercise of the Warrants or the conversion of the Debentures; (iv) upon the issuance of securities pursuant to a firm-commitment, fixed-price underwritten offering (which shall not include equity lines of credit or similar transactions); and (v) upon the issuance of securities in connection with a strategic investment made by the Corporation or a third party, the primary purpose of which is not the raising of equity capital.

                                    Page A-13

5.  MANDATORY CONVERSION.

    (a) Mandatory Conversion. The Corporation shall have the right, upon the satisfaction (or waiver by the Holder) of each of the Mandatory Conversion Conditions as of the Mandatory Conversion Date (each as defined below), to require conversion of this Debenture (a "Mandatory Conversion"). In the event of a Mandatory Conversion, the Corporation and the Holder shall follow the procedures for Conversion set forth in
         Section 3 above, with the Mandatory Conversion Date (as defined below) deemed to be the Conversion Date for purposes hereof, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 3.

    (b) Mandatory Conversion Notice. In order to effect a Mandatory Conversion hereunder, the Corporation must deliver to the Holder written notice thereof (a "Mandatory Conversion Notice") on or before 5:00 p.m. (eastern time) on a Business Day (the "Mandatory Conversion Notice Date") that is at least twenty (20) Trading Days prior to the date on which such Mandatory Conversion is to be effected (the "Mandatory Conversion Date") and, at the same time that it delivers such notice, the Corporation shall use reasonable efforts to confirm delivery thereof with the Holder by telephone. Notwithstanding the delivery by the Corporation of a Mandatory Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of the Holder to convert this Debenture prior to the Mandatory Conversion Date or (ii) the availability of any and all remedies that are provided to the Holder hereunder, including without limitation in the event that the Corporation fails to deliver Conversion Shares upon a Mandatory Conversion as required by the terms of Section 3 hereof.

    (c) Mandatory Conversion Conditions. The Mandatory Conversion Conditions are as follows:

         (i) at least eighteen (18) months shall have elapsed since the Issue Date;

        (ii) VWAP shall have been greater than the Conversion Price as of the Issue Date (as such Conversion Price may have been adjusted in accordance with clause (A), (B) or (C) of paragraph 4(a), but without giving effect, solely for the purposes of this paragraph
              (c)(ii), to any adjustment required or permitted by any other provision of Section 4 hereof) by at least two hundred percent (200%) for at least twenty (20) Trading Days during any period of thirty (30) consecutive Trading Days occurring after the seventeen (17) month anniversary of the Issue Date;

       (iii) the Corporation shall have authorized and reserved for issuance the number of shares of Common Stock required to be reserved under paragraph 4.5 of the Purchase Agreement, and shall have provided the Holder with reasonable evidence thereof;

                                    Page A-14

        (iv) the Registration Statement shall have been declared effective and shall have been available to the Holder at all times since its effectiveness (except during an Allowed Delay (as defined in the Registration Rights Agreement), unless such Allowed Delay occurs during the period between the date of the Mandatory Conversion Notice and the Mandatory Conversion Date), and shall cover the resale by the Holder of the number of Registrable Securities required by the Registration Rights Agreement (including without limitation all Conversion Shares to be issued on the relevant Mandatory Conversion Date);

         (v) the Common Stock shall have been listed on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange at all times following the Issue Date and trading in the Common Stock on such market or exchange shall not have been suspended at any time following the Issue Date for more than three (3) consecutive Business Days;

        (vi) an Event of Default (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute an Event of Default, shall not have occurred and be continuing as of the Mandatory Conversion Date or as of the date of the Mandatory Conversion Notice; and

       (vii) the conversion of this Debenture pursuant to the Mandatory Conversion would not violate the provisions of Section 3(f) hereof.

6.  REDEMPTION.

    (a) Mandatory Redemption. In the event that an Event of Default (as defined below) occurs, the Holder shall have the right, upon written notice to the Corporation (a "Mandatory Redemption Notice"), to have all or any portion of the unpaid principal amount of this Debenture, plus all accrued and unpaid Interest thereon, redeemed by the Corporation (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined below) in same day funds. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date"), which date must be at least five
         (5) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Corporation, and the amount of principal and Interest to be redeemed. In order to effect a Mandatory Redemption hereunder, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the Business Day immediately following the Business Day on which an Event of Default is no longer continuing; provided, however, that with respect to a Change of Control Transaction, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the third (3rd) Business Day following the date on which the Change of Control Transaction is effected.

                                    Page A-15

    (b) Mandatory Redemption Price. For purposes hereof, "Mandatory Redemption Price" shall mean the greater of (A) the unpaid principal hereof and all accrued and unpaid Interest hereon multiplied by one hundred and twenty percent (120%) and (B) the unpaid principal hereof and all accrued and unpaid Interest hereon divided by the Conversion Price in effect at the time of the Conversion Default multiplied by the Market Price on the Mandatory Redemption Date.

    (c)  Payment of Mandatory Redemption Price.

         (i) The Corporation shall pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date. In the event that the Corporation redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder all Interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Debenture to the Corporation for cancellation.

        (ii) If the Corporation fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the date on which Mandatory Redemption Price has been paid in full.

       (iii) Notwithstanding the foregoing, if, prior to the payment by the Corporation of the Mandatory Redemption Price pursuant to any Mandatory Redemption Notice, the Corporation receives written notice from the Holder rescinding such Mandatory Redemption Notice, such Mandatory Redemption Notice shall immediately thereafter be deemed revoked and the Corporation shall not effect the Mandatory Redemption contemplated by such Mandatory Redemption Notice.

    (d) Events of Default. Each of the following events shall be deemed an "Event of Default":

         (i) the Common Stock is no longer eligible for trading on the Nasdaq Stock Market, or is not otherwise listed or quoted on the American Stock Exchange or the New York Stock Exchange;

        (ii) a Change of Control Transaction or Liquidation Event occurs or is publicly announced;

       (iii) the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective by the Commission on or before the one hundred and eightieth (180th) day following the Issue Date or, following such effectiveness, is unavailable to the Holder, except during an Allowed Delay (as defined in the Registration Rights Agreement);

                                    Page A-16

        (iv) the Corporation grants any Lien on or with respect to any of its assets or the assets of any of its wholly-owned subsidiaries, other than a Permitted Lien;

         (v) the Corporation breaches or provides notice of its intent to breach, in a material respect, any covenant or other material term or condition of this Debenture (including without limitation any payment obligation thereunder), the Purchase Agreement, the Warrant, the Deed of Trust, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered by the Corporation in connection with the transactions contemplated hereby and thereby, including but not limited to the failure to deliver Conversion Shares and Warrant Shares on or before the Delivery Date therefor, and such breach continues for a period of five (5) Business Days;

        (vi) any representation or warranty made by the Corporation contained in this Debenture, the Purchase Agreement, the Deed of Trust, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

       (vii) a default occurs, after giving effect to any applicable grace or cure period, under or with respect to the Infineon Debenture or the Infineon Warrant;

      (viii) a default occurs, after giving effect to any applicable grace or cure period, under or with respect to any instrument that evidences Debt of the Corporation;

        (ix) the Corporation's EBITDA during an EBITDA Target Period (as defined below) is less than the corresponding EBITDA Target (as defined below) and at least thirty (30) days has elapsed since the last day of such EBITDA Target Period;

         (x) (A) the Corporation's aggregate capital expenditures for the year ending December 31, 2002 exceed $1,500,000; or (B) the Corporation's aggregate capital expenditures for the year ending December 31, 2003 exceed three percent (3%) of the Corporation's gross revenues generated such year from sales. For purposes hereof, "capital expenditures" and "gross revenues from sales" shall be as shown on the audited financial statements of the Corporation for such fiscal year; and

        (xi) the patent interference proceeding declared in 1991 in the United States Patent and Trademark Office between the Corporation, National Semiconductor Corporation and the Department of the Navy in regard to one of the Corporation's issued United States patents is adjudicated, settled or otherwise resolved in a manner that has, or could reasonably be expected to have, a Material Adverse Effect.

                                    Page A-17

    (e) EBITDA Target Periods; EBITDA Targets. For purposes hereof, the terms "EBITDA Target Period" and "EBITDA Target" shall have the following meanings:

         EBITDA Target Period                     EBITDA Target
         --------------------                     -------------

         Year Ending December 31, 2002            negative $2,000,000

         Six Months Ending June 30, 2003          $750,000

         Six Months Ending September 30, 2003     $750,000

         Six Months Ending December 31, 2003      $750,000

         Each Six Month Period Ending on the
         Last Day of a Fiscal Quarter Occurring
         After December 31, 2003                  $937,500

         Any Fiscal Quarter During 2003           negative $500,000

         Any Fiscal Quarter During 2004           negative $250,000

    (f)  EBITDA Calculations.

         (i) For purposes of calculating EBITDA of the Corporation for any EBITDA Target Period, the Corporation shall promptly (but in no event later than the second (2nd) Business Day following the public disclosure of the Corporation's earnings for the reporting period ending on the last day of such EBITDA Target Period (whether by press release, the filing of a Form 10-K, 10-Q or 8-K with the Commission, or otherwise)) deliver to the Holder a certificate (an "EBITDA Certificate"), certified by the Chief Financial Officer of the Corporation as being true and correct to the best of his or her knowledge. Each EBITDA Certificate shall set forth (x) EBITDA of the Corporation for the relevant EBITDA Target Period and (y) the calculation of such EBITDA amount in reasonable detail. Upon receipt by the Holder of any EBITDA Certificate, the Holder may, within five
              (5) Business Days after the date of receiving such EBITDA Certificate (the "EBITDA Review Period"), deliver to the Corporation an objection notice setting forth the Holder's objections to the EBIDTA calculations set forth in such EBITDA Certificate together with a summary of the reasons for such objections (each such notice delivered by the Holder, an "EBITDA Objection Notice"). With respect to any EBITDA Certificate, if the Holder does not deliver an EBITDA Objection Notice within the applicable EBITDA Review Period, such EBITDA Certificate shall be final and binding.

                                    Page A-18

        (ii) If, with respect to an EBITDA Certificate, the Holder delivers an EBITDA Objection Notice to the Corporation within the applicable EBITDA Review Period, the Corporation and the Holder shall use their reasonable best efforts to resolve the objections described in such EBITDA Objection Notice within five
              (5) Business Days by written agreement (the "EBITDA Adjustments") and, if the Holder and the Corporation so resolve any such differences, the EBITDA Certificate in question, as adjusted pursuant to the EBITDA Adjustments, shall be final and binding.

       (iii) If any objections raised by the Holder in an EBITDA Objection Notice are not resolved by EBITDA Adjustments within five (5) Business Days following receipt by the Corporation of an EBITDA Objection Notice, then the Holder shall submit the objections that are then unresolved to a national accounting firm reasonably acceptable to the Corporation (such firm, the "Accounting Firm"), and shall direct the Accounting Firm to: (x) resolve the unresolved objections (based solely on the presentations by the Corporation and the Holder and in accordance with GAAP) as promptly as reasonably practicable and
              (y) deliver written notice to each of the Corporation and the Holder setting forth its resolution of the disputed matters.
              The EBITDA Certificate in question, after giving effect to any EBITDA Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding.

        (iv) The Corporation shall make available to the Holder and, if applicable, the Accounting Firm, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review any EBITDA Certificate or any matters submitted to the Accounting Firm. The fees and expenses of the Accounting Firm hereunder shall be borne by the party whose calculations were most at variance with those of the Accounting Firm.

7.  PRIORITY ON LIQUIDATION.

    (a) In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Corporation or to its creditors, as such, or to its assets, or (y) the dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each a "Liquidation Event"), then, and in any such event, the Holder of this Debenture shall first be entitled to receive payment in full of all principal of, and all Interest and other amounts due or to become due on, this Debenture before any

                                    Page A-19
         payment on account of principal, premium, if any, interest, dividends or any other amounts is made on any Debt of the Corporation or Junior Securities, whether on account of any purchase, exchange or redemption or other acquisition of such Debt or Junior Securities, at maturity or otherwise. Notwithstanding the foregoing, this Debenture shall rank pari passu with the Infineon Debenture.

    (b) In the event that, upon the occurrence of a Liquidation Event, the assets of the Corporation are insufficient to pay all amounts due hereunder, under the other Debentures and under the Infineon Debenture, subject to Infineon's first priority security interest in certain assets of the Corporation pursuant to the Security Agreement, dated as of March 28, 2002, between the Corporation and Infineon, such assets, or the proceeds thereof, shall be distributed pro rata to the Holder, the holders of the Debentures and the holder of the Infineon Debenture on a pro rata basis in accordance with the respective principal amounts represented thereby.

8.  MISCELLANEOUS.

    (a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

    (b) Notices. Any notice, demand or request required or permitted to be given by the Corporation or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

         If to the Corporation:

         Ramtron International Corporation
         1850 Ramtron Drive
         Colorado Springs, CO 80921
               Attn:  LuAnn D. Hanson, Chief Financial Officer
               Tel:  (719) 481-7000
               Fax:  (719) 481-9170

                                    Page A-20
               with a copy to:

               Coudert Brothers LLP
               950 Seventeenth Street
               Suite 1800
               Denver, Colorado 80202
                   Attn:  John A. St. Clair, Esq.
                   Tel:  (303) 260-6221
                   Fax:  (303) 607-1080

         and if to the Holder, at such address as the Holder shall have furnished the Corporation in writing.

    (c) Amendments. No amendment, modification or other change to, or waiver of any provision of, this Debenture may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Corporation and the Holder and (B) agreed to in writing by the Holders who hold at least sixty-six percent (66%) of the unpaid principal amount of the Debentures, it being understood that, notwithstanding anything to the contrary contained in any Debenture, upon the satisfaction of the conditions described in (A) and (B) above, each Debenture (including any Debenture held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

    (d) Transfer of Debenture. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, or is exempt from registration thereunder. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the Holder of a debenture in the principal amount acquired by such transferee, and the Corporation shall, as promptly as practicable, issue and deliver to such transferee a new debenture identical in all respects to this Debenture, in the name of such transferee. The Corporation shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof.

    (e) Lost or Stolen Debenture. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Debenture, if mutilated, the Corporation shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.

                                    Page A-21

    (f) Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

    (g) Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Corporation and the Holder. The Corporation may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof.

    (h) Most Favored Nations. The rights of the Purchaser and the obligations of the Corporation set forth in Section 7.12 of the Purchase Agreement are hereby incorporated by reference and made a part of this Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

RAMTRON INTERNATIONAL CORPORATION


By:
   -----------------------------
Name:
Title:

                                    Page A-22

                                   ANNEX I

                             NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the 5% Secured Convertible Debenture (the "Debenture") issued by RAMTRON INTERNATIONAL CORPORATION (the "Corporation") into shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.


Date of Conversion:
                     ------------------------------

Principal Amount of
Debenture to be Converted:
                            ------------------------------

Amount of  Interest
to be Converted:
                   ------------------------------

Number of Shares of
Common Stock to be Issued:
                            ------------------------------

Name of Holder:
                 ------------------------------

Address:
          ------------------------------
          ------------------------------
          ------------------------------

Signature:
            -------------------------
Name:
       ------------------------------
Title:
       ------------------------------

Holder Requests Delivery to be made: (check one)

/  /  By Delivery of Physical Certificates to the Above Address

/  /  Through Depository Trust Corporation
      (Account                     )

                                    Page A-23

                                   ANNEX II

                                 Schedule of
                                  Decreases
                            of Principal Amount

Principal                         Amount of
Balance                           Decrease                Date

    $XXXXXXXXXX
----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

                                    Page A-24

                    Exhibit B to Stock Purchase Agreement

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONAFIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARANT.

Warrant to Purchase                                 Issue Date:  -------------
XXXXXXX  Shares

                          WARRANT TO PURCHASE COMMON STOCK

                                        of

                        RAMTRON INTERNATIONAL CORPORATION


THIS CERTIFIES that ------------------ or any subsequent holder hereof
(the "Holder"), has the right to purchase from RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), up to XXXXXX fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 5:00 p.m., eastern time, on the date that is the fifth (5th) anniversary of the Issue Date (the "Expiration Date"). This Warrant is issued pursuant to the Securities Purchase Agreement, dated as of March 14, 2002, between the Company and the Holder (the "Securities Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

1.  Exercise.

    (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" payable by the Holder in connection with the exercise of this Warrant shall be equal to $XXX.

    (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 7:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company and to its designated transfer agent for the Common Stock (the "Transfer Agent")

                                    Page B-1
         a copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice") stating the number of Warrant Shares as to which such exercise applies and the calculation therefor. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and, in the case of a Cash Exercise (as defined below), the Exercise Price. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to the Company's independent accountant of national recognition within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

    (c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

    (d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

                                    Page B-2

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, (B) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and
(ii) such later date on which the Company shall have received payment of the Exercise Price, and (C) with respect to Warrant Shares which are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to paragraph 1(b) (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as (x) the resale, transfer, pledge or other disposition of such shares is covered by an effective registration statement, (y) such shares have been publicly sold pursuant to Rule 144, or
(z) such shares can be sold pursuant to Rule 144(k), or any successor rule or provision.

3.  Failure to Deliver Warrant Shares.

In the event that the Holder has not received certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 2 above) representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an "Exercise Default"), the Holder shall have the following rights:

    (a) the right to receive from the Corporation an amount equal to (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default (such amount, the "Exercise Default Amount") multiplied by (iii) twenty four percent (24%), where "N" equals the number of days elapsed between the Delivery Date and the date on which such Exercise Default has been cured; and, at the Holder's option, either of the following

    (b)  (1)  the right to receive from the Corporation an amount equal to
              (A) the aggregate amount paid by the Holder for shares of Common Stock purchased by the Holder in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon such exercise minus (B) the aggregate Exercise Price for such Warrant Shares; or

                                    Page B-3

    (b) (2) the right to require the Corporation to reinstate the Warrant by an amount equal to the Exercise Default Amount and deem the exercise resulting in such Exercise Default rescinded, null and void.

    In addition to its right to receive the foregoing amounts, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Amounts payable under this paragraph 3 shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this paragraph 3.

4.  Exercise Limitations.

In no event shall the Holder be permitted to exercise this Warrant, or part thereof, with respect to Warrant Shares in excess of the number of such shares, upon the issuance of which, (x) the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph
4) plus (y) the number of shares of Common Stock issuable upon such exercise would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4.

5. Payment of the Exercise Price; Cashless Exercise. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

    (a) through a cash exercise (a "Cash Exercise") by delivering immediately available funds, or

    (b) if all of the Warrant Shares issuable hereunder are not then eligible for resale pursuant to an effective Registration Statement, through a cashless exercise (a "Cashless Exercise") by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    Page B-4

            X = Y x (A-B)/A

    where:  X = the number of Warrant Shares to be issued to the Holder;

            Y = the number of Warrant Shares with respect to which this
                Warrant is being exercised;

            A = the Market Price (as defined in the Debenture) on the Exercise
                Date; and

            B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price or the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

    (a) Adjustment of Exercise Price upon Certain Issuances of Common Stock. In the event that the Company (A) issues Common Stock, whether upon the exercise of rights, warrants, securities convertible or exercisable into Common Stock ("Convertible Securities")or otherwise, at a price per share that is lower than the Exercise Price then in effect, or (B) issues Convertible Securities with a conversion price, exercise price or exchange ratio, that is lower than the Exercise Price, the Exercise Price shall be reduced to such lower price. In the event that the Company (A) issues Common Stock, whether upon the exercise of Convertible Securities or otherwise, or (B) issues Convertible Securities with a conversion price, exercise price or exchange ratio, in the case of either (A) or (B), that is lower than the Market Price (but not lower than the Exercise Price, in which case the immediately preceding sentence shall apply), the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (i) the numerator of which is an amount equal to the sum of
         (x) the number of shares of outstanding (not including any shares of Common Stock held in the treasury of the Company) immediately prior to the such issuance, plus (y) the quotient of the aggregate consideration (if any) received by the Company upon such issuance divided by the Market Price in effect immediately prior to such issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such issuance. "Common Stock Deemed Outstanding" shall mean the number of

                                    Page B-5
         shares of Common Stock actually outstanding excluding any shares of Common Stock held in the treasury of the Company, but which shall include, in the case where any such issuance comprises the issuance of Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise of the Convertible Securities for which the adjustment is required. No further adjustment of the Exercise Price shall be made pursuant to this paragraph (a) upon the actual issuance of Common Stock pursuant to such Convertible Securities, unless the price at which such issuance is effected is less than the price used to make such adjustment, in which case the Exercise Price shall be adjusted as though such lesser price had been in effect as of the date on which such Convertible Securities were issued.

    (b) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

    (c) Distributions. If the Company or any of its Subsidiaries shall at any time distribute to holders of Common Stock (or to a holder, other than the Company, of the common stock of any such Subsidiary) cash, evidences of indebtedness or other securities or assets including any dividend or distribution in shares of capital stock of a Subsidiary of the Company (collectively, a "Distribution") then, in any such case, the Holder of this Warrant shall be entitled to receive, at the same time as such assets are received by a holder of such stock, at the option of the Holder, (A) an amount and type of such Distribution as though the Holder were a holder on the record date therefor of a number of shares of Common Stock into which this Warrant is exercisable as of such record date (such number of shares to be determined at the Exercise Price then in effect and without regard to any limitation on exercise of this Warrant that may exist pursuant to the terms hereof or otherwise) and (B) a reduction in the Exercise Price as of the record date for such Distribution, such reduction to be effected by reducing the Exercise Price in effect on the Business Day immediately preceding such record date by an amount equal to the fair market value of the assets so distributed divided by the number of shares of Common Stock to which such Distribution is made, such fair market value to be reasonably determined in good faith by the Company's Board of Directors.

                                    Page B-6

    (d) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), then the holder of this Warrant may, at its option, either (a) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain this Warrant and this Warrant shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (b) receive consideration, in exchange for this Warrant upon the surrender thereof (without payment of any exercise price hereunder), equal to the greater of, as determined in the sole discretion of the Holder,
         (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon the exercise of this Warrant (pursuant to the Cashless Exercise feature hereof) would have been entitled upon such Major Transaction had the Holder so exercised this Warrant (without regard to any limitations on exercise herein or elsewhere contained) on the Trading Date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had the Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and (ii) cash paid by the Company in immediately available funds in an amount equal to the product of the (x) Market Price (as defined in the Debentures) calculated as of the date of the public announcement of the transaction resulting in such Major Transaction, and (y) the maximum number of Warrant Shares issuable to the Holder upon a Cashless Exercise of the Warrant as of such date (without regard to any limitations on exercise herein contained), and the Company shall make lawful provision for the foregoing as a part of such Major Transaction and, in the case of (i) above, shall cause the issuer of any security in such transaction to assume all of the Company's obligations under the Securities Purchase Agreement, the Debentures and the Registration Rights Agreement.

    (e) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this paragraph 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of

                                    Page B-7
         such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 6. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

    (f) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made pursuant to this Section 6 (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Closing Date (except in the case where the price at which such warrant, option or security is exercised has decreased since the Closing Date as a result of a reset, anti-dilutive adjustment or similar occurrence); (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the Board of Directors of the Company; (iii) upon the exercise of the Warrants or the conversion of the Debentures; and (iv) upon the issuance of securities pursuant to a firm-commitment, fixed-price underwritten offering. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments to the Exercise Price by reason of this clause that are not made shall be carried forward and taken into account in any subsequent adjustment of the Exercise Price that is required to be made under this Warrant

7.  Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be rounded up or down to the nearest whole number of shares of Common Stock.

8.  Transfer of this Warrant.

The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made in the pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act. Upon such transfer or other disposition, the Holder shall deliver a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B

                                    Page B-8

(the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

9.  Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

10.  Loss, theft, destruction or mutilation  of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

11.  Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO 80921
Attn:  LuAnn D. Hanson, Chief Financial Officer
Tel:  (719) 481-7000
Fax:  (719) 481-9170

                                    Page B-9
with a copy to:

Coudert Brothers LLP
950 Seventeenth Street
Suite 1800
Denver, Colorado 80202
Attn:  John A. St. Clair, Esq.
Tel:  (303) 260-6221
Fax:  (303) 607-1080

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

12.  Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

13.  Most Favored Nations.

The rights of the Purchasers and the obligations of the Company set forth in
Section 7.12 of the Securities Purchase Agreement are hereby incorporated by reference and made a part of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the XXth day of March, 2002.

RAMTRON INTERNATIONAL CORPORATION


By:
   -------------------------------
Name:
Title:

                                    Page B-10

                             EXHIBIT A to WARRANT

                               EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock ("Warrant Shares") of RAMTRON INTERNATIONAL CORPORATION evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

    /   /   a Cash Exercise with respect to XXXXXX Warrant Shares; and/or

    /   /   a Cashless Exercise with respect to XXXXXXX Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $XXXXXXXX to the Company in accordance with the terms of the Warrant.


Date:
       ------------------------

------------------------------------------
Name of Registered Holder

By:
    --------------------------------------
       Name:
       Title:

                                    Page B-11

                              EXHIBIT B to WARRANT

                                TRANSFER NOTICE


FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase XXXXXXX shares of the Common Stock of RAMTRON INTERNATIONAL CORPORATION evidenced by the attached Warrant.

Date:
      ---------------------------

--------------------------------------
Name of Registered Holder


By:
    ---------------------------------
Name:
Title:

Transferee Name and Address:

---------------------------------

---------------------------------

---------------------------------

                                    Page B-12

                      Exhibit C to Stock Purchase Agreement


                 RAMTRON INTERNATIONAL CORPORATION, as grantor
                                 (Borrower)

                                    to

      THE PUBLIC TRUSTEE OF EL PASO COUNTY, COLORADO, as public trustee
                              (Public Trustee)

                             for the benefit of

                          BRAMWELL CAPITAL CORP.,
              a British Virgin Islands international business
                         company, as beneficiary

                               (Bramwell)

                                   and

                            HALIFAX FUND, L.P.,
            a Cayman Islands limited partnership, as beneficiary

                                (Halifax)

                       --------------------------
                           DEED OF TRUST AND
                           SECURITY AGREEMENT
                       --------------------------


Dated:  March 28, 2002
Location:  1850 Ramtron Drive
           Colorado Springs, Colorado

County:  El Paso

UPON RECORDATION RETURN TO:

Duval & Stachenfeld LLP
300 East 42ndStreet, Third Floor
New York, New York 10017
Attention:  Robert L. Mazzeo

                                    Page C-1

THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Security Instrument"), is made as of the 28th day of March, 2002, by RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation, having its principal place of business at 1850 Ramtron Drive, Colorado Springs, Colorado, 80921, as grantor ("Borrower"), to THE PUBLIC TRUSTEE OF EL PASO COUNTY, COLORADO, as grantee ("Public Trustee"), for the benefit of HALIFAX FUND, L.P., a Cayman Islands limited partnership, having an address at c/o Huntlaw Corporate Services, The Huntlaw Building, 75 Fort Street, George Town, Grand Cayman Islands ("Halifax"), as beneficiary, and BRAMWELL CAPITAL CORP., a British Virgin Islands international business company, having an address at c/o Cavallo Capital Corp., 660 Madison Avenue, 18th Floor, New York, New York 10021 ("Bramwell"), as beneficiary (Halifax and Bramwell (and each such parties respective successors and/or assigns) are hereinafter each sometimes referred to as a "Lender" and collectively as the "Lenders").

                                  RECITALS:

Borrower by its 5% secured convertible debenture of even date herewith given to Halifax (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Halifax Debenture") is indebted to the Halifax in the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Halifax Debenture, principal and interest to be payable in accordance with the terms and conditions provided in the Halifax Debenture.

Borrower by its 5% secured convertible debenture of even date herewith given to Bramwell (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Bramwell Debenture"; the Halifax Debenture and Bramwell Debenture are hereinafter each sometimes referred to as a "Debenture" and collectively as the "Debentures") is indebted to Bramwell in the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Bramwell Debenture, principal and interest to be payable in accordance with the terms and conditions provided in the Bramwell Debenture.

Borrower desires to secure the payment and performance of the Obligations (as defined in Section 2.1 hereof).

1 - GRANTS OF SECURITY

1.1 PROPERTY GRANTED. Borrower, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid, the receipt of which hereby is acknowledged, and the further consideration, uses, purposes and trusts herein set forth and declared, has granted, bargained, sold, conveyed pledged and warranted and by these presents does grant, bargain, sell, convey pledge and warrant unto Public Trustee, and unto his or its successors in the trust hereby created and his or its assigns, forever, in trust, with power of sale, all of the Borrower's right, title and interest in and to the following (collectively, the "Property"): (a) the real property

                                    Page C-2
described in Exhibit A attached hereto and made a part hereof (the "Land");
(b) all additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental deed of trust or otherwise be expressly made subject to the lien of this Security Instrument; (c) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements"); (d) all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto; (e) all fixtures (including, but not limited to, any of the following which constitute fixtures: furnishings, machinery, equipment, heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property constituting fixtures of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature constituting fixtures whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above; (f) all leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. Secton 101 et seq., as the same may be amended from time to time (the "Bankruptcy Code") (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues (including, but not limited to, any payments made by tenants under the Leases in connection with the termination of any Lease), issues and profits (including all oil and gas or other mineral royalties and

                                    Page C-3
bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debts (as hereinafter defined); (g) any and all lease guaranties, letters of credit and any other credit support (individually, a "Lease Guaranty" and collectively, the "Lease Guaranties") given by any guarantor in connection with any of the Leases (individually, a "Lease Guarantor" and collectively, the "Lease Guarantors"); (h) all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under all Lease Guaranties; (i) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property; (j) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property; (k) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(l) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; (m) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of each Lender in the Property; (n) all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder; (o) [intentionally omitted]; and (p) any and all other rights of Borrower in and to the items set forth in Subsections (a) through
(o) above.

                           CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Public Trustee, as trustee for the benefit of each Lender, and its respective successors in the trust created by this Security Instrument and to such Lender's respective assigns, forever, in trust, upon the terms and conditions set forth herein;

                                    Page C-4

IN TRUST, WITH THE POWER OF SALE, to secure payment to each Lender of the portion of the Debt held by such Lender at the time and in the manner provided for its payment in the respective Debentures and in this Security Instrument;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay each Lender the portion of Debt due to such Lender at the time and in the manner provided in each of the Debentures and this Security Instrument, shall well and truly perform the Other Obligations (as defined in Section 2.1 hereof) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Debentures, or if each Lender shall fully exercise its respective right to convert their Debentures to stock of Borrower, these presents and the estate hereby granted shall cease, terminate and be void and each Lender shall execute and deliver to Borrower such documents as may be required to release this Security Instrument of record.

1.2 ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to each Lender all of Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, each Lender grants to Borrower a revocable license to collect and receive the Rents, which license shall be automatically revoked upon the occurrence of an Event of Default (as hereinafter defined). Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debts, for use in the payment of such sums.

1.3 SECURITY AGREEMENT. This Security Instrument is both a deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to each Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.

1.4 PLEDGE OF MONIES HELD. Borrower hereby pledges to each Lender any and all monies now or hereafter held by such Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.4), Net Proceeds (as defined in Section 4.3) held by such Lender and condemnation awards or payments described in Section 3.5 held by such Lender (collectively, "Deposits"), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                                    Page C-5

2 - DEBT AND OBLIGATIONS SECURED

2.1 DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the Debts and the performance of the Other Obligations, in such order of priority as each Lender may determine in its sole discretion. For purposes hereof, the term "Debts" shall mean the aggregate of the indebtedness evidenced by the Debentures in favor of each Lender in lawful money of the United States of America, interest, default interest, late charges, prepayment premiums and other sums, as provided in the Debentures, this Security Instrument or the other Loan Documents (defined below), all other moneys agreed or provided to be paid by Borrower in the Debentures, this Security Instrument or the other Loan Documents and all sums advanced by a Lender pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby. For purposes hereof, the term "Other Obligations" shall mean the obligations of Borrower (other than the obligation to repay the Debt) contained in this Security Instrument, the Debentures and the other Loan Documents (as hereinafter defined). For purposes hereof, (a) the term "Bramwell Loan Documents" shall mean the Bramwell Debenture, this Security Instrument and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of the Bramwell Debenture or which have otherwise been executed or are hereafter executed by Borrower and/or any other person or entity in connection with the loan evidenced by the Bramwell Debenture and any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part thereof, (b) the term "Halifax Loan Documents" shall mean the Halifax Debenture, this Security Instrument and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of the Halifax Debenture or which have otherwise been executed or are hereafter executed by Borrower and/or any other person or entity in connection with the loan evidenced by the Halifax Debenture and any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part thereof and (c) the term "Loan Documents" shall mean the Bramwell Loan Documents and the Halifax Loan Documents. Borrower's obligations for the payment of the Debts and the performance of the Other Obligations shall be referred to collectively below as the "Obligations." All the covenants, conditions and agreements contained in the Debentures and the other Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

3 - BORROWER COVENANTS

Borrower covenants and agrees that:

3.1 PAYMENT OF DEBT. Borrower will pay the Debts at the time and in the manner provided in each of the Debentures, this Security Instrument and the other Loan Documents that govern such Debts.

                                    Page C-6

3.2  INSURANCE.

    (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages set forth herein:

         (i) comprehensive all risk insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co-insurance provisions; (C) providing for a deductible of not greater than $10,000; and (D) if any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use, Borrower shall obtain an "Ordinance or Law Coverage" or "Enforcement" endorsement, which shall include sufficient coverage for (1) costs to comply with building and zoning codes and ordinances, (2) demolition costs, and (3) increased costs of construction. If any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", Borrower shall obtain flood hazard insurance in such an amount as each Lender shall require, but in no event less than the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended. In addition, in the event the Property is located in a "seismic zone" 3 or 4 (as defined in the Uniform Building Code published by the International Conference of Building Officials), Borrower shall obtain earthquake insurance in amounts and in form and substance satisfactory to each Lender;

        (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the "occurrence" form with a combined single limit (including "umbrella" coverage in place) of not less than
              (1) $3,000,000 and a general aggregate limit of not less than $4,000,000; or (2) if any of the Improvements contain elevators, a combined single limit of not less than $5,000,000 and a general aggregate limit of $6,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by a Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts, to the extent the same is available;

                                    Page C-7

       (iii)  Intentionally omitted;

        (iv) (A) at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) during new construction, the insurance provided for in Subsection 3.2(a)(i) written in a so-called builder's risk completed value form on a non-reporting basis;

         (v) if Borrower has employees, workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 aggregate coverage for disease in respect of any work or operations on or about the Property, or in connection with the Property or its operation;

        (vi) if the Property contains HVAC or other equipment not covered by the comprehensive all risk insurance, comprehensive boiler and machinery insurance, in amounts as shall be reasonably required by each Lender;

       (vii) if Borrower owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits reasonably acceptable to each Lender; and

      (viii) such other insurance and in such amounts as a Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

    (b) All insurance provided for in Subsection 3.2(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of each Lender as to insurance companies, amounts, forms, deductibles, loss payees and insureds. The insurance companies must be approved, authorized or licensed to provide insurance in the state in which the Property is located and have a rating of "A" or better for claims paying ability assigned by Moody's Investors Service, Inc. and Standard & Poor's Rating Group or a general policy rating of "A-" or better and a financial class of VIII or better assigned by A.M. Best Company, Inc. Each such insurer shall be referred to herein as a "Qualified Insurer".

                                    Page C-8

    (c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is reasonably approved in advance in writing by each Lenders and each Lenders' interests are included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or
         (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.2(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall concurrently notify each Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.2(e). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.2(a).

    (d) All Policies of insurance provided for or contemplated by Subsection 3.2(a), except for the Policy referenced in Subsection 3.2(a)(v), shall name each Lender and Borrower as the insured or additional insureds, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of each Lender providing, among other things, that each Lender shall receive notification of any termination or cancellation of insurance and that the loss thereunder shall be payable to the Lenders.

    (e) If not previously delivered to each Lenders, Borrower shall deliver to each Lender no later than fifteen (15) days after the date hereof certificates of insurance, or at Lender's request, certified copies of the existing Policies providing the insurance coverage required under Section 3.2(a) marked "premium paid" or accompanied by evidence satisfactory to each Lender of payment of the premiums due thereunder (the "Insurance Premiums") annually in advance. In addition, no later than five (5) Business Days prior to the expiration dates of the Policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to each Lender certified copies of new or renewal Policies (also marked "premium paid" or accompanied by evidence satisfactory to each Lender of payment of the Insurance Premiums due thereunder annually in advance), together with certificates of insurance therefor, setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance. If requested by a Lender, Borrower shall furnish verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to such requesting Lender. Under no circumstances shall Borrower be permitted to finance the payment of any portion of the Insurance Premiums. In any event, Borrower shall have delivered to each Lender certified copies of the existing Policies or certificates evidencing same and payment of the Insurance Premiums on or before the date hereof.

                                    Page C-9

    (f) If at any time a Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, such Lender shall have the right, without notice to Borrower to take such action as such Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as such Lender in its sole discretion deems appropriate, and all expenses incurred by such Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to such Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Section 10.3 hereof.

    (g) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to each Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by each Lender (the "Restoration") and otherwise in accordance with Section 4.3 of this Security Instrument, except in instances where the Lenders have failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower's failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section
         4.3 which Borrower has the practical ability to satisfy). A Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

    (h) In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debts, all right, title and interest of Borrower in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or the Lenders or other transferee in the event of such other transfer of title.

3.3 PAYMENT OF TAXES, ETC. Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges, property association charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property prior to the time same become delinquent. Borrower will deliver to each Lender, promptly upon a Lender's request, evidence satisfactory to each Lenders that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged

                                    Page C-10
any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with a Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to each Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

3.4 RESERVES. If a Lender so requests in writing, Borrower shall pay to the Lender or each Lender's designee on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by such Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify each Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes each Lender or such Lender's respective agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Debentures shall be added together and shall be paid as an aggregate sum by Borrower to the Lenders. The Lenders will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.2 and 3.3 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.2 and 3.3 hereof, then, if agreed to by each Lender, in their respective discretion, any excess shall be returned to Borrower or credited against future payments to be made to the Escrow Fund; provided, however, each Lender shall comply with all laws applicable to the handling of any portion of the Escrow Fund held by such Lender. In allocating such excess, a Lender may deal with the person shown on the records of such Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in clauses (a) and (b) above, then upon demand from a Lender, Borrower shall promptly pay to the Lender or each Lender's designee, an amount which such Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by the Lenders. No earnings or interest on the Escrow Fund shall be payable to Borrower.

3.5 CONDEMNATION. Borrower shall promptly give each Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to each Lender copies of any and all papers served in connection with such proceedings. A Lender may participate in any such proceedings, and Borrower shall from time to time deliver to such Lender all instruments requested by such Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with each Lender, its respective attorneys and experts, and cooperate with each of them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to

                                    Page C-11
any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debts at the time and in the manner provided for its payment in the Debentures and in this Security Instrument and the Debts shall not be reduced until any award or payment therefor shall have been actually received and applied by the Lenders, after the deduction of expenses of collection, to the reduction or discharge of the Debts. A Lender shall not be limited to the interest paid on the award by the condemning authority but each shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Debentures. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 4.3 of this Security Instrument, except in instances where the Lenders have failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower's failure to comply with the conditions set forth in clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Borrower has the practical ability to satisfy). If the Property is sold, through foreclosure or otherwise, prior to the receipt by the Lenders of the award or payment, a Lender shall have the right, whether or not a deficiency judgment on the Debentures shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debts.

3.6 LEASES. Borrower shall not enter into any Leases in respect of the Property without the prior written consent of each Lender, which consent may be withheld by a Lender for any reason or no reason in such Lender's sole and absolute discretion. Borrower represents and warrants that there are no Leases affecting the Property.

3.7 MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair and in accordance with requirements of all restrictive covenants affecting the Land. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of each Lender. Subject to the provisions of Subsection 3.2(g) and Section 3.5, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.5 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of each Lender.

                                    Page C-12

3.8 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.

3.9 COMPLIANCE WITH LAWS. Borrower shall (i) promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, the "Applicable Laws"), (ii) from time to time, upon a Lender's request, provide such Lender with evidence satisfactory to such Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws, (iii) give prompt notice to each Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws, and (iv) take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

3.10  BOOKS AND RECORDS.

    (a) Borrower shall furnish a Lender with such financial or management information as may, from time to time, be reasonably required by such Lender in form and substance reasonably satisfactory to such Lender.

    (b) A Lender may commission new or updated appraisals, phase I and/or phase II environmental reports, property condition surveys and (if the Property is located in an area with a high degree of seismic activity) seismic risk assessments of the Property to be prepared by third parties (each a "Third Party") designated by such Lender after the date hereof (each, a "Third Party Report"). Any additional updates of any Third Party Report or any new Third Party Reports may be obtained at Borrower's expense any time a Lender reasonably believes there has been a change in the condition of the Property (it being understood that each Lender shall have the right but not the obligation to obtain such updated or new Third Party Report at its own expense at any time). Borrower shall cooperate with each Third Party and the Lenders in the preparation of the Third Party Reports and shall reimburse each Lender within ten (10) days after a Lender's demand for all costs incurred by each Lender in connection with such Third Party Reports, provided that Borrower shall not be obligated to reimburse the Lenders for more than the cost of one appraisal, one phase I environmental report, one phase II environmental report, one property condition survey and one seismic risk assessment in any consecutive twelve month period following the date hereof.

                                    Page C-13

3.11 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

3.12  Intentionally omitted.

3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to a Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

3.14 CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, limited liability company, partnership or other structure without notifying each Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of each Lender. Borrower will execute and deliver to each Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by a Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of a Lender, Borrower shall execute a certificate in form satisfactory to such Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

3.15 EXISTENCE. Borrower will continuously maintain its existence and its rights to do business in the state where the Property is located together with its franchises and trade names.

4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

4.1 PROPERTY USE. The Property shall be used only for Borrower's office use, and for no other use without the prior written consent of each Lender, which consent may be withheld in each Lender's sole and absolute discretion.

4.2  Intentionally omitted.

4.3 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

                                    Page C-14

    (a) If the Net Proceeds shall be less than $100,000 and the costs of completing the Restoration shall be less than $100,000, the Net Proceeds will be disbursed by the Lenders to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.3(b)(i) are met and Borrower delivers to each Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

    (b) If the Net Proceeds are equal to or greater than $100,000 or the costs of completing the Restoration is equal to or greater than $100,000 the Lenders shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.3(b). The term "Net Proceeds" for purposes of this Section 4.3 shall mean: (i) the net amount of all insurance proceeds received by the Lenders pursuant to Subsections 3.2(a)(i), (iv), (vi) and (ix) of this Security Instrument as a result of such damage or destruction (or any proceeds of self-insurance maintained in lieu of such insurance policies), after deduction of each Lender's reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of all awards and payments received by the Lenders with respect to a taking referenced in Section 3.5 of this Security Instrument, after deduction of each Lender's reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

         (i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing under either Debenture, this Security Instrument or any of the other Loan Documents; (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed, or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property; (C) Intentionally omitted; (D) Borrower shall have commenced the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; (E) Intentionally omitted; (F) Intentionally omitted; (G) each Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Maturity Date (as defined in the Debentures), (2) twelve
              (12) months after the occurrence of such fire or other casualty

                                    Page C-15
              or taking, whichever the case may be, or (3) such time as may be required under any applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; (I) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations; and (J) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements.

        (ii) The Net Proceeds shall be held by the Lenders or their joint designee and, until disbursed in accordance with the provisions of this Subsection 4.3(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by the Lenders to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to each Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of each Lender and discharged of record or in the alternative fully insured to the satisfaction of each Lender by the title company insuring the lien of this Security Instrument.

       (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and approval in all respects by each Lender and by an independent consulting engineer selected by such Lender (each, a "Casualty Consultant"), which approval shall not be unreasonably withheld or delayed. Each Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by each Lender and the Casualty Consultant, which approval shall not be unreasonably withheld or delayed. All costs and expenses incurred by each Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                                    Page C-16

        (iv) In no event shall the Lenders or their designee be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.3(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.3(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to each Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and the Lenders receive evidence reasonably satisfactory to each Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that the Lenders will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to each Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by a Lender or by the title company insuring the lien of this Security Instrument. If required by a Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

         (v) The Lenders shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

        (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of a Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with the Lenders or their joint designee before any further

                                    Page C-17
              disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with the Lenders or their designee shall be held by the Lenders or their designee and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.3(b) shall constitute additional security for the Obligations. With respect to Restorations following a casualty in which the Improvements are restored to substantially the same condition as they existed prior to the casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with the Lenders or their designee after the Casualty Consultant certifies to each Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b), and the receipt by the Lenders of evidence reasonably satisfactory to each Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by the Lenders to Borrower, provided no Event of Default shall have occurred and shall be continuing under either Debenture, this Security Instrument or any of the other Loan Documents.

    (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.3(b)(vi) may be retained and applied by a Lender towards the payment of the Debts of the Lenders whether or not then due and payable in such order, priority and proportions as such Lender in its discretion shall deem proper or, at the election of all Lenders, the same may be paid, either in whole or in part, to Borrower for such purposes as the Lenders shall jointly designate, in their discretion. Any such prepayment shall be applied to the principal last due under the Debentures and shall not release Borrower from the obligation to pay the payments required to be paid by Borrower under the Debentures and such payments shall not be adjusted or recalculated as a result of such partial prepayment. If the Lenders shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by each Lender and actually applied by each Lender in reduction of the respective Debts.

5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to each Lender that:

5.1 WARRANTY OF TITLE. Borrower has paid for and has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, set over, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and

                                    Page C-18
charges whatsoever except for those exceptions shown in the title insurance policy insuring this Security Instrument (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to each Lender against the claims of all persons whomsoever.

5.2 AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, set-over, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

5.3 LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted, except where any failure to do so would not have a Material Adverse Effect (as hereinafter defined). Borrower now has and shall continue to have the full right, power and authority to operate the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Debentures, this Security Instrument and the other Loan Documents.

5.4 VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Debentures, this Security Instrument and the other Loan Documents and the borrowing evidenced by the Debentures (i) are within the corporate, partnership, trust or limited liability company (as the case may be) power of Borrower; (ii) have been authorized by all requisite corporate, partnership, trust or limited liability company (as the case may be) action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership, trust, operating agreement or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected;
(v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) the Debentures, this Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower.

                                    Page C-19

5.5 LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against, or affecting Borrower or the Property that has not been disclosed to each Lender or is not adequately covered by insurance, as determined by each Lender in its sole and absolute discretion.

5.6 STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section
3.2 hereof; (b) except where such failure to do so would not reasonably be expected to have a Material Adverse Effect, Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification; (c) except where such failure to do so would not reasonably be expected to have a Material Adverse Effect, the Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws; (d) the Property is served by all utilities (including, but not limited to, public water and sewer systems) required for the current or contemplated use thereof;
(e) all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service; (f) all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public; (g) the Property is, to the best of Borrower's knowledge, free from damage caused by fire or other casualty; (h) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full; (i) all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws; and (j) all Improvements lie within the boundary of the Land.

5.7 NO FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Property or any portion thereof.

                                    Page C-20

5.9  Intentionally omitted.

5.10  LEASES.  There are no Leases currently affecting the Property.

5.11 FINANCIAL CONDITION. Borrower (a) is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) has received reasonably equivalent value for the granting of this Security Instrument.

5.12 BUSINESS PURPOSES. The loan evidenced by the Debentures is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

5.13 TAXES. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

5.14 MAILING ADDRESS. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

5.15 NO CHANGE IN FACTS OR CIRCUMSTANCES. All information submitted in connection with each Lender's due diligence investigation of Borrower, including, but not limited to, all financial statements, reports, certificates and other documents, are accurate, complete and correct in all respects.
There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

5.16 DISCLOSURE. To Borrower's best knowledge, Borrower has disclosed to each Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

5.17 SERVICE AGREEMENTS. There are no contracts or agreements of any kind or nature pertaining to the operation, maintenance, management, leasing, repair or development of the Property that are not terminable without penalty on not more than thirty (30) days' notice.

5.18 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

5.19 USE OF PROPERTY. The Property is currently being used only for Borrower's office use, and for no other use.

                                    Page C-21

Borrower acknowledges that in accepting the Debentures, this Security Instrument and the other Loan Documents, each Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth above notwithstanding any investigation of the Property by such Lender; that such reliance existed on the part of each Lender prior to the date hereof; that the warranties and representations are a material inducement to each Lender in making the loan evidenced by the Debentures and that each Lender would not make such loan in the absence of such warranties. For purposes of this Security Instrument, the term "Material Adverse Effect" means an effect that has material and adverse consequences on
(i) the consolidated business, operations, properties, financial condition, or results of operations of Borrower and its subsidiaries taken as a whole or
(ii) the ability of Borrower to perform its obligations under (a) this Security Instrument, (b) the Debentures, that certain Securities Purchase Agreement, dated as of March 28, 2002 (the "Securities Purchase Agreement"), between Borrower and the Lenders, and all other agreements, documents and other instruments executed and delivered by or on behalf of Borrower or any of its officers in connection therewith, including, without limitation, the "Infineon Documents", as such term is defined in the Securities Purchase Agreement.

6 - OBLIGATIONS AND RELIANCES

6.1 RELATIONSHIP OF BORROWER AND THE LENDERS. The relationship between Borrower and the Lenders is solely that of debtor and creditors, and no Lender has any fiduciary or other special relationship with Borrower and no term or condition of any of the Debentures, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and the Lenders to be other than that of debtor and creditors. Borrower is not relying on a Lender's expertise business acumen or advice in connection with the Property.

6.2 NO LENDER OBLIGATIONS. (a) Notwithstanding the provisions of Subsections 1.1(f) and (l) or Section 1.2, no Lender is undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

    (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to a Lender pursuant to this Security Instrument, the Debentures or the other Loan Documents, a Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by a Lender.

                                    Page C-22

7 - FURTHER ASSURANCES

7.1 RECORDING OF SECURITY INSTRUMENT, ETC. Each Lender forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will have the right to cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of each Lender in, the Property. Except where prohibited by law, Borrower will pay all taxes, duties, imposts, assessments, filing, registration and recording fees, and any and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents and any amendment or supplement thereto, including, without limitation, any title insurance premium payable in connection with the Lenders' title insurance policy insuring this Security Instrument and the cost of any affirmative insurance or endorsements thereto required by a Lender.

7.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to any Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignments, transfers, deeds to secure debt and assurances as a Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto such Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to such Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes each Lender to execute in the name of Borrower or without the signature of Borrower to the extent such Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of the Lenders in the Property. Borrower grants to each Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Lenders at law and in equity, including without limitation such rights and remedies available to the Lenders pursuant to this
Section 7.2.

7.3 CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debts from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debts or the Lenders' interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If a Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to a Lender or unenforceable or provide the basis for a defense of usury, then each Lender shall have the option by written notice of not less than ninety
(90) days to declare the Debts immediately due and payable.

                                    Page C-23

    (b) Borrower will not claim or demand or be entitled to any credit or credits against the Debts for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or either Debt. If such claim, credit or deduction shall be required by law, each Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debts immediately due and payable.

    (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Debentures, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

7.4 ESTOPPEL CERTIFICATES. (a) After request by a Lender, Borrower, within ten (10) days, shall furnish such Lender or any proposed assignee an estoppel certificate in form and content as may be requested by such Lender with respect to the status of the Debt and/or the Loan Documents.

    (b) Borrower shall use its best efforts to deliver to a Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by such Lender attesting to such facts regarding the Lease as such Lender may reasonably require.

7.5 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction or mutilation of the Debentures or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Debentures or other Loan Document, Borrower will issue, in lieu thereof, replacement Debentures or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Debenture or other Loan Document in the same principal amount thereof and otherwise of like tenor.

8 - DUE  ON SALE/ENCUMBRANCE

8.1 LENDERS' RELIANCE. Borrower acknowledges that each Lender has examined and relied on the experience of Borrower in owning and operating properties such as the Property in agreeing to make the loans evidenced by the Debentures, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Borrower acknowledges that each Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Obligations, each Lender can recover its respective Debt by a sale of the Property.

                                    Page C-24

8.2 NO SALE/ENCUMBRANCE. Borrower agrees that except as expressly provided in the Debentures, the sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or other transfer of the Property, or any part thereof, without the prior written consent of each Lender, shall constitute an event allowing a Lender to declare the entire unpaid Debts to be immediately due and payable without notice of intention to accelerate, notice of acceleration, demand or any other notice.

8.3 SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this
Article 8 shall be deemed to mean the occurrence of a "Change of Control Transaction", as such term is defined in the Debentures.

8.4 LENDERS' RIGHTS. A Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debts immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without each Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not a Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

9 - DEFAULT

9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default": (a) if any portion of Debt is not paid prior to the date same is due or if the entire amount of the Debt is not paid on or before the Maturity Date (subject to the grace period (if any) provided for the payment thereof in the Debentures); (b) if any of the Taxes or Other Charges is not paid prior to the date the same becomes delinquent except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with the Lenders or their joint designee in accordance with the terms of this Security Instrument; (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to a Lender upon request or Borrower has not delivered evidence of the renewal of the Policies five (5) Business Days prior to their expiration as provided in Section 3.2(e); (d) if Borrower violates or does not comply with any of the provisions of Section 3.6 or Articles 8, 11 or 20; (e) if any representation or warranty of Borrower made herein or in any certificate, report, financial statement or other instrument or document furnished to a Lender shall have been false or misleading in any material respect when made; (f) if (i) Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, adjustment, liquidation, dissolution or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any

                                    Page C-25
substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (g) if Borrower shall be in default beyond any applicable notice or cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument; (h) if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then delinquent and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower has first received notice thereof; (i) if any federal tax lien is filed against the Property and same is not discharged of record within thirty (30) days after Borrower has first received notice thereof; (j) if within ten (10) days after a Lender's demand therefor Borrower fails to provide such Lender with the written certification and evidence referred to in Section 5.9 hereof, (k) if for more than ten (10) days after notice from a Lender, Borrower shall continue to be in default under any other term, covenant or condition of this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from such Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days or (l) if an "Event of Default" occurs under either Debenture.

10 - RIGHTS AND REMEDIES

10.1 REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Public Trustee or a Lender may take such action, to the extent permitted by law, without notice or demand, except as required by applicable law, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Public Trustee or a Lender may determine, in its sole discretion, without

                                    Page C-26
impairing or otherwise affecting the other rights and remedies of Public Trustee, such Lender or the Lenders collectively: (a) declare either of the entire unpaid Debts to be immediately due and payable; (b) with or without entry, institute proceedings, judicial or otherwise, for the complete or partial foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Security Instrument for the balance of the Debts not then due, unimpaired and without loss of priority;
(c) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale, judicial decree or otherwise, at one or more sales, as an entirety or in one or more parcels; (d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Debentures or in the other Loan Documents insofar as the Debts have not been satisfied; (e) recover judgment on any Debenture either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; (f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debts and without regard for the solvency of Borrower or of any person, firm or other entity liable for the payment of the Debts; (g) enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to a Lender upon demand, and thereupon a Lender may exercise all rights and powers of Borrower with respect to the Property including, without limitation, (1) the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (2) the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Property as such Lender deems advisable; (3) the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof;
(h) require Borrower to pay monthly in advance to the Lenders, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (i) require Borrower to vacate and surrender possession of the Property to the Lenders or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; (j) apply the receipts from the Property, any Deposits and interest thereon and/or any unearned Insurance Premiums paid to a Lender upon the surrender of any Policies maintained pursuant to Article 3 hereof (it being agreed that each Lender shall have the right to surrender such Policies upon the occurrence of an Event of Default), to the payment of the Obligations, in such order, priority and proportions as the Lenders shall deem appropriate in their sole discretion; (k) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without

                                    Page C-27
limiting the generality of the foregoing: (1) the right to take possession of the Personal Property or any part thereof, and to take such other measures as a Lender may deem necessary for the care, protection and preservation of the Personal Property, and (2) request Borrower at its expense to assemble the Personal Property and make it available to a Lender at a convenient place acceptable to such Lenders or (l) exercise any remedies of a Lender under their respective Debentures. Any notice of sale, disposition or other intended action by a Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower. Upon any foreclosure or other sale of the Property pursuant to the terms hereof, a Lender or any combination of Lenders may bid for and purchase the Property and shall be entitled to apply all or any part of the secured indebtedness as a credit against the purchase price.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 9.1(f) shall occur, the entire unpaid Debts shall be automatically due and payable, without any further notice, demand or other action by a Lender

10.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by a Lender pursuant to the Debentures, this Security Instrument or the other Loan Documents, may be applied by such Lender to the payment of the Debts in such priority and proportions as such Lender in its discretion shall deem proper.

10.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, a Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or curing or being deemed to have cured any default hereunder, make or do the same in such manner and to such extent as such Lender may deem necessary to protect the security hereof. Each Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its respective interest in the Property or to foreclose this Security Instrument or collect the Debts, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debts and shall be due and payable to the applicable Lender upon demand. All such costs and expenses incurred by a Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Interest Rate (as defined in the Debentures), for the period after notice from such Lender that such cost or expense was incurred to the date of payment to such Lender. All such costs and expenses incurred by a Lender together with interest thereon calculated at the Default Interest Rate shall be deemed to constitute a portion of the Debts and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by such Lender therefor.

                                    Page C-28

10.4 ACTIONS AND PROCEEDINGS. Each Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which such Lender, in its discretion, decides should be brought to protect its interest in the Property.

10.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Each Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debts as the same become due, without regard to whether or not the balance of the Debts shall be due, and without prejudice to the rights of such Lender or the other Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

10.6 EXAMINATION OF BOOKS AND RECORDS. Each Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower and its affiliates which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates where the books and records are located. Each Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, each Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and its affiliates pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, its affiliates where the books and records are located. This
Section 10.6 shall apply throughout the term of the Debentures and without regard to whether an Event of Default has occurred or is continuing.

10.7 OTHER RIGHTS, ETC. (a) The failure of any or all of the Lenders to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of any or all of the Lenders to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of any Debenture or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debts or any portion thereof, or
(iii) any agreement or stipulation by any or all of the Lenders extending the time of payment or otherwise modifying or supplementing the terms of any Debenture, this Security Instrument or the other Loan Documents.

    (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and no Lender shall have any liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by any or all of the Lenders shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in a Lenders' possession.

                                    Page C-29

    (c) Public Trustee or a Lender may resort for the payment of the Debts to any other security held by Public Trustee or such Lender in such order and manner as Public Trustee or such Lender, in its discretion, may elect. Public Trustee or a Lender may take action to recover the Debts, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Public Trustee or a Lender thereafter to foreclose this Security Instrument. The rights of each Lender and Public Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Public Trustee or a Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. The Lenders and Public Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

10.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. The Lenders may release any portion of the Property for such consideration as is approved and required by each Lender without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by a Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as each Lenders may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

10.9 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, a Lender may impose additional requirements upon Borrower in connection therewith including, without limitation, monetary reserves or financial equivalents.

10.10 RECOURSE AND CHOICE OF REMEDIES. Notwithstanding any other provision of this Security Instrument, including but not limited to Article 13 hereof, each Lender and other Indemnified Parties (defined in Section 11.1 below) are entitled to enforce the obligations of Borrower contained in the Debentures and this Security Instrument without first resorting to or exhausting any security or collateral and without first having recourse to the Debentures or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event a Lender commences a foreclosure action against the Property, each Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower. The liability of Borrower is not limited to the original principal amount of the Debentures. Notwithstanding the foregoing, nothing herein shall inhibit or prevent a Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Debentures, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions.

                                    Page C-30

10.11 RIGHT OF ENTRY. Each Lender and its respective agents shall have the right to enter and inspect the Property at all reasonable times.

10.12 DEFAULT INTEREST AND LATE CHARGES. Borrower acknowledges that, without limitation to any of the Lenders' rights or remedies set forth in this Security Instrument, each Lender has the right following an Event of Default to demand interest on the principal amount of the Debentures at the Default Interest Rate and late payment charges in accordance with the terms of the Debentures.

11 - INDEMNIFICATION

11.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except to the extent the following relate solely to an Indemnified Party's gross negligence or willful misconduct: (a) any Event of Default; (b) any and all lawful action that may be taken by a Lender in connection with the enforcement of the provisions of this Security Instrument or any Debenture or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any use, nonuse or condition in, on or about the Property or any part thereof; (e) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (f) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (g) any failure of the Property to be in compliance with any Applicable Laws; (h) the enforcement by any Indemnified Party of the provisions of this Article 11; (i) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding under the Debentures; (j) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document; or (k) any other transaction arising out of or in any way connected with the Property or the Debt. Any amounts payable to a Lender by reason of the application of this Section 11.1

                                    Page C-31
shall become immediately due and payable and shall bear interest at the Default Interest Rate from the date loss or damages are sustained by such Lender until paid. For purposes of this Article 11, the term "Indemnified Parties" means each Lender, the Public Trustee and any person or entity who is or will have been involved in the origination of any portion of the Debt, any person or entity who is or will have been involved in the servicing of any portion of the Debt, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded and persons and entities who may hold or acquire or will have held a full or partial interest in any portion of the Debt, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in any portion of the Debt.

11.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Debentures or any of the other Loan Documents.

11.3  Intentionally omitted.

11.4 DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

12 - WAIVERS

12.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by any or all of the Lenders arising out of or in any way connected with this Security Instrument, the Debentures, any of the other Loan Documents, or the Obligations. Any assignee of a Lender's interest in this Security Instrument and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such rights to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                                    Page C-32

12.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

12.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Public Trustee or a Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by a Lender to Borrower and except with respect to matters for which Public Trustee or the Lenders are required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Public Trustee or a Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Public Trustee or a Lender to Borrower.

12.4 SOLE DISCRETION OF THE LENDERS. Wherever pursuant to this Security Instrument (a) a Lender or any combination of Lenders exercises any right given to it (or them) to approve or disapprove, (b) any arrangement or term is to be satisfactory to a Lender (or all Lenders), or (c) any other decision or determination is to be made by a Lender (or all Lenders), the decision of a Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by a Lender, shall be in the sole and absolute discretion of such Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

12.5  Intentionally omitted.

12.6 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO ANY PORTION OF THE DEBT, ANY APPLICATION FOR THE DEBT, THE DEBENTURES, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF A LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

13 - INTENTIONALLY OMITTED.

14 - NOTICES

14.1 NOTICES. Any notice, demand or request required or permitted to be given by the Borrower or a Lender pursuant to the terms of this Security Instrument shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such

                                    Page C-33
delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day,
(ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to Borrower:  Ramtron International Corporation
                 1850 Ramtron Drive
                 Colorado Springs, Colorado 80921
                 Facsimile No.:  (719) 481-9170
                 Attention:  LuAnn D. Hanson, Chief Financial Officer

With a copy to:  Coudert Brothers LLP
                 950 Seventeenth Street
                 Suite 1800
                 Denver, Colorado 80202
                 Facsimile No.:  (303) 607-1080
                 Attention:  John A. St. Clair, Esq.

If to Lenders:   Halifax Fund, L.P.
                 c/o Huntlaw Corporate Services
                 The Huntlaw Building
                 75 Fort Street
                 George Town
                 Grand Cayman Islands

With a copy to:  Bramwell Capital Corp.
                 c/o Cavallo Capital Corp.
                 660 Madison Avenue, 18th Floor
                 New York, New York 10021
                 Attention:  Mor Sagi

With a copy to:  Duval & Stachenfeld LLP
                 300 East 42nd Street, Third Floor
                 New York, New York 10017
                 Facsimile No.:  (212) 883-8883
                 Attention:  Robert L. Mazzeo

or addressed as such party may from time to time designate by written notice to the other parties. Any party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Security Instrument, the term "Business Day" shall mean any day on which the New York Stock Exchange and commercial banks in the City of New York are open for business.

15 - APPLICABLE LAW

15.1 CHOICE OF LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

                                    Page C-34

15.2 USURY LAWS. This Security Instrument and the Debentures are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debts at a rate which could subject the holder of either Debenture to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or either Debentures, Borrower is at any time required or obligated to pay interest on the Debts at a rate in excess of such maximum rate, the rate of interest under this Security Instrument and such Debenture shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of such Debenture. All sums paid or agreed to be paid to a Lender for the use, forbearance, or detention of the Debts shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the applicable Debenture until payment in full so that the rate or amount of interest on account of the Debts does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debts for so long as any portion of the Debts are outstanding.

15.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

16 - SECONDARY MARKET

16.1 TRANSFER OF LOAN. Each Lender may, at any time, sell, transfer or assign its Debenture, its interest in this Security Instrument and any other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Each Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any rating agency (a "Rating Agency") rating such Securities (all of the foregoing entities collectively referred to as the "Investor") and each prospective Investor, all documents and information which such Lender now has or may hereafter acquire relating to the Debts, Borrower and the Property, as such Lender determines necessary or desirable. Borrower agrees to cooperate with each Lender in connection with any transfer made or any Securities created pursuant to this Section, provided such cooperation does not require Borrower to incur any material cost or expense. Borrower shall also furnish and Borrower consents to each Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all available

                                    Page C-35
information concerning the Property, the Leases and/or the financial condition of Borrower as may be requested by such Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or participation interest. In addition to any other obligations Borrower may have under this Section 16.1, Borrower shall execute such amendments to the Loan Documents and Borrower's organizational documents as may be requested by any holder of a Debenture or any Investor to effect the assignment of a Debenture and the other Loan Documents and/or issuance of Securities including
(i) bifurcating a Debenture into two or more debentures and/or splitting this Security Instrument into two or more mortgages, deeds of trust or deeds to secure debt (as the case may be) of the same or different priorities or otherwise as determined by and acceptable to each Lender or (ii) dividing either Debenture into multiple components corresponding to tranches of certificates to be issued in a securitization each having a notional balance and an interest rate determined by the applicable Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if the overall effect of such modification or amendment would (y) change the interest rate, the maturity or the amortization of principal set forth in either Debenture, or (z) modify or amend any other material economic term of either Debenture or the other Loan Documents.

17 - COSTS

17.1 PERFORMANCE AT BORROWER'S EXPENSE. Borrower acknowledges and confirms that each Lender shall be entitled to impose certain administrative processing and/or commitment fees in connection with: (a) extensions, renewals, modifications, amendments and terminations of the Loan Documents requested by Borrower and (b) the release or substitution of collateral for the Debt requested by Borrower, and that each Lender shall be entitled to reimbursement for its reasonable out-of-pocket costs and expenses associated with its provision of consents, waivers and approvals under the Loan Documents (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, which are required by law, regulation or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, upon demand, all such fees, costs and expenses.

17.2 ATTORNEY'S FEES FOR ENFORCEMENT. Borrower shall pay to each Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by such Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Interest Rate from the date paid or incurred by such Lender until such expenses are paid by Borrower.

                                    Page C-36

18 - DEFINITIONS

18.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "any Lender and any subsequent holder of such Lender's Debenture," and the words "the Lenders" shall mean "the Lenders and any subsequent holders of the Debentures," the word "Debentures" shall mean "the Halifax Debenture and the Bramwell Debenture and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all reasonable attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by the Lenders in protecting each of their interests in the Property, the Leases and the Rents and enforcing their rights hereunder. The terms "include(s)" and "including" shall mean "include(s), without limitation" and "including, without limitation", respectively.

19 - MISCELLANEOUS PROVISIONS

19.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or a Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought (it being acknowledged that any modification, amendment, waiver, extension, change, discharge or termination affecting a Lender shall be deemed to affect all Lenders).

19.2 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and each Lender and their respective successors and assigns forever.

19.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of any Debenture or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, such Debenture and this Security Instrument shall be construed without such provision.

19.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                                    Page C-37

19.5 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19.6 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

19.7 SUBROGATION. If any or all of the proceeds of either Debenture have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, the applicable Lender(s) shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of such Lender(s) and are merged with the lien and security interest created herein as cumulative security for the payment and performance of the Obligations.

19.8 ENTIRE AGREEMENT. The Debentures, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and the Lenders with respect to the transactions arising in connection with the Debts and supersede all prior written or oral understandings and agreements between Borrower and the Lenders with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Debentures, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by a Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Debentures, this Security Instrument and the other Loan Documents.

19.9 THE PUBLIC TRUSTEE'S FEES. Borrower shall pay all reasonable costs, fees and expenses incurred by the Public Trustee and the Public Trustee's agents and counsel in connection with the performance by the Public Trustee of the Public Trustee's duties hereunder and all costs, fees and expenses shall be secured by this Security Instrument.

19.10 CERTAIN RIGHTS. With the approval of a Lender, the Public Trustee shall have the right to take any and all of the following actions: i) to select, employ, and advise with counsel (who may be, but need not be, counsel for a Lender) upon any matters arising hereunder, including the interpretation of the Debentures, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, ii) to execute any of the trusts and powers hereof and to perform any duty hereunder

                                    Page C-38
either directly or through his agents or attorneys, iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of the Public Trustee, and the Public Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by the Public Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Public Trustee's gross negligence or bad faith, and iv) any and all other lawful action as a Lender may instruct the Public Trustee to take to protect or enforce each the Lender's rights hereunder. The Public Trustee shall not be personally liable in case of entry by the Public Trustee, or anyone entering by virtue of the powers herein granted to the Public Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. The Public Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by the Public Trustee hereunder, believed by the Public Trustee in good faith to be genuine. The Public Trustee shall be entitled to reimbursement for actual expenses incurred by the Public Trustee in the performance of the Public Trustee's duties hereunder and to reasonable compensation for such of the Public Trustee's services hereunder as shall be rendered.

19.11 RETENTION OF MONEY. All moneys received by the Public Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and the Public Trustee shall be under no liability for interest on any moneys received by the Public Trustee hereunder.

19.12 PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Public Trustee or substitute trustee to more fully and certainly vest in and confirm to the Public Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Public Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

19.13 SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as the Public Trustee herein; but nevertheless, upon the written request of a Lender or of the substitute trustee, the Public Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Public Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Public Trustee to the substitute trustee so appointed in the Public Trustee's place.

                                    Page C-39

19.14 RELIANCE OF PUBLIC TRUSTEE. As to all matters concerning the existence of defaults hereunder and the amount of indebtedness subject to the Debentures and secured hereby, as well as similar or related matters, the Public Trustee is hereby authorized by Borrower to rely conclusively upon, without further inquiry, the affidavit of any officer of a Lender.

19.15 CONTEST OF CERTAIN CLAIMS. Notwithstanding anything to the contrary herein, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Property if, and so long as, (a) Borrower shall have notified each Lender of same within ten (10) days of obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property or any party thereof, to satisfy the same; (c) Borrower shall have furnished to the Lenders or their joint designee a cash deposit, or an indemnity bond or other security or assurances satisfactory to each Lender with a surety satisfactory to each Lender, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part hereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property; and (f) notwithstanding the foregoing, Borrower shall immediately upon request of a Lender pay (and if Borrower shall fail so to do, a Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of such Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. A Lender may pay over any such cash deposit or part hereof to the claimant entitled thereto at any time when, in the judgment of such Lender, the entitlement of such claimant is established.

20 - HAZARDOUS SUBSTANCES

20.1 HAZARDOUS SUBSTANCES. Borrower covenants and agrees that: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property by Borrower or anyone controlled by, controlling or under common control with Borrower; (c) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (d) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of a Lender, and share with each Lender the

                                    Page C-40
reports and other results thereof, and each Lender and all Indemnified Parties shall be entitled to rely on such reports and other results thereof; (e) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of a Lender to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply or cause compliance by any other tenant or user of the Property with any Environmental Law; (iii) comply or cause compliance by any other tenant or user of the Property with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (f) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (g) Borrower shall immediately notify each Lender in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions elating to the Property; and (v) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or Judicial proceedings in connection with anything referred to in this Security Instrument.

20.2 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. To the best of Borrower's knowledge, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to each Lender in writing pursuant to the written report(s) resulting from the environmental assessment(s) of the Property delivered to each Lender; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property except as disclosed to each Lender in writing and Borrower has delivered to each Lender true and correct copies of any and all environmental reports and assessments pertaining to the Property that are in Borrower's possession or reasonable control; (c) there is no threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property; (e) Borrower does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or

                                    Page C-41
potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to each Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Borrower and that is contained in files and records of Borrower, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

20.3 INDEMNIFIED PARTIES' RIGHTS/COOPERATION AND ACCESS. Indemnified Parties and any other person or entity designated by Indemnified Parties (including but not limited to any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in each Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Indemnified Parties and any such person or entity designated by Indemnified Parties. All such investigations shall be performed at each Lender's sole cost and expenses except following an Event of Default, in which case all such investigations shall be performed at Borrower's sole cost and expense.

20.4 INDEMNIFICATION. Borrower covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Environmental Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent the same relate solely to Hazardous Substances first introduced to the Property by anyone other than Borrower or its agents or employees following the foreclosure of this Security Instrument (or the delivery and acceptance of a deed in lieu of such foreclosure), the expiration of any applicable right of redemption and the obtaining by the purchaser at such foreclosure sale or grantee under such deed of possession of the Property): (a) the past, present or future presence, Release or threatened Release of any Hazardous Substances in, on, above, or under the Property;
b) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon; (c) any legal or administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Article 20; (d) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory concerning Hazardous Substances; and (e) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Article 20.

                                    Page C-42

20.5 DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

20.6 DEFINITIONS. As used in this Article 20, the following terms shall have the following meanings:

"Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

                                    Page C-43

"Environmental Losses" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

"Hazardous Substances" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

"Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

"Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

"Remediation" includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

21 - STATE SPECIFIC PROVISIONS

21.1 POWER OF SALE. Upon the occurrence and continuance of an Event of Default, a Lender may file notice with the Public Trustee declaring such Event of Default and such Lender's election and demand for sale, in writing, as provided by law, and requesting that the Property be advertised for sale and sold in accordance with the laws of the State of Colorado. Upon receipt of such notice of election and demand for sale, the Public Trustee shall cause a copy of the same to be recorded in the Recorder's office of the county in which the Property is situated, and thereupon the Public Trustee shall sell

                                    Page C-44
and dispose of the Property and all the right, title and interest of Borrower at public auction at the front door of the Courthouse or City and County Building in the County of El Paso and State of Colorado, or on the Land, public notice having been previously given of the time and place of such sale, in accordance with the laws of the State of Colorado, in some newspaper of general circulation at the time published in said County, together with such other notice, if any, as may then be required by law, and shall issue, execute and deliver a certificate of purchase, public trustee's deed or certificate of redemption in the manner provided by law to the party entitled thereto. The Public Trustee's deed may be in the ordinary form of conveyance. The Public Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges and costs of making said sale, including reasonable sums for attorney's fees, pay to each Lender the amount of its respective Debt, rendering the overplus, if any, unto Borrower or unto its legal representatives, successors or assigns or unto such other persons as may be entitled thereto by law, provided that it shall not be the obligation of any Lender to see to the application of such funds. Each Lender or any combination of Lenders may purchase the Property or any part thereof at such sale. If a release deed be required, it is agreed that Borrower will pay the expense thereof.

21.2 CONFLICTING PROVISIONS. The provisions of this Article are intended to supplement, and not limit, the other provisions of this Security Instrument; provided, however, that in the event the provisions of this Article contradict any other provision of this Security Instrument, the provisions of this Article shall govern.

22 - MULTIPLE LENDER PROVISION

22.1 MULTIPLE LENDER PROVISION. Notwithstanding anything to the contrary contained herein, Borrower and each Lender, by its acceptance hereof, hereby acknowledge and agree as follows:

    (a) Wherever in this Security Instrument the consent or approval of "each Lender" is required for any matter or thing or a matter or thing is required to be satisfactory to "each Lender", then such matter or thing must be consented to, approved by or satisfactory to all Lenders and if any Lender shall disapprove same or find same to be unsatisfactory, then Borrower shall be prohibited from taking any action with respect to such matter or thing.

    (b) Subject to Section 22.2(e) below, wherever in this Security Instrument "a Lender" is granted the right to take an action (including, without limitation, the exercise of remedies under Article 10), make an election or request, approve a request or otherwise act, then any Lender may take such action, make such election or request, approve such request or otherwise act, without the participation by or consent of any other Lender.

                                    Page C-45

    (c) Wherever in this Security Instrument funds are required to be deposited with or held by "the Lenders" (including, without limitation, funds deposited in the Escrow Fund and/or the Net Proceeds), each Lender shall receive a portion of such funds equal to
         (x) such Lender's Proportionate Loan Share (as hereinafter defined) of (y) the funds to be deposited with or held by the Lenders. Each Lender shall hold and apply its proportionate share of such deposited funds in accordance with this Security Instrument.

    (d) Any funds received by a Lender pursuant to this Security Instrument shall be allocated between and paid to the Lenders in accordance with each Lender's Proportionate Loan Share. To the extent that a Lender receives greater than its Proportionate Loan Share, such Lender shall promptly remit such overpayment to each other Lender as required to comply with this Security Instrument and the Debentures. Each Lender may determine the order in which to apply funds received by it regardless of the order which any other Lender applies funds (e.g., a Lender may determine to apply funds first to expenses, second to interest and third to principal and a second Lender may determine to apply funds first to interest, second to expenses and third to principal).

    (e) If an event occurs which with the given of notice or the passage of time would constitute an Event of Default, then a Lender shall have the right to deliver any notice required to be given to the Borrower in connection with such event (and such notice shall be deemed to be given on behalf of all Lenders).

    (f) If an Event of Default occurs and a Lender takes action to exercise remedies under this Security Instrument, then (i) if the exercise of a remedy would preclude any other Lender from exercising the same remedy or would make it impractical or impossible for any other Lender to exercise such remedy, then any action by such Lender in exercising such remedy shall automatically be deemed to have been taken (and shall be taken) on behalf of each other Lender (e.g., if such Lender elects to institute a foreclosure proceeding and/or enter the Property and collect Rents, then such Lender shall automatically cause such foreclosure proceeding to be instituted with respect to the entire amount of the Debt due to all Lenders and shall collect such Rents on behalf of all Lenders and any funds received by such Lender shall be allocated between the Lenders in proportion to their Proportionate Loan Share), (ii) if the exercise of a remedy would not preclude any other Lender from exercising the same remedy or would not make it impractical or impossible for any other Lender to exercise such remedy or any other remedy afforded to a Lender, any action by such Lender may be taken by such Lender on its own behalf with respect to its Proportionate Loan Share of the Debts (e.g., a Lender may seek to recover a judgment on any Debenture either before, during or after any proceeding for enforcement of this Security Instrument or other Loan Document if such recovery would not preclude

                                    Page C-46
         any other Lender from exercising the same remedy or exercising any other remedy afforded to a Lender) and (iii) no Lender shall (x) except as provided in subclause (f)(i) above, take or have the right to take any action which would be prejudicial to the exercise of any other Lender's remedies or take an action which would be deemed an election of remedies by all of the Lenders under this Security Instrument (and if any such action is taken without the consent of the affected Lender, same shall be deemed to be void and of nor force and effect) or (y) waive, relinquish, reduce or otherwise abrogate or limit any right, claim, remedy, interest, lien or other matter to which any other Lender is entitled without the consent of such Lender (and if any such action is taken, same shall be deemed to be void and of nor force and effect). In no event shall the foregoing preclude any Lender from exercising any remedy granted to a Lender under any other Loan Document (including, without limitation, the conversion by a Lender of its Debenture to common stock of Borrower).

    (g) Each Lender (each, an "Indemnifying Lender") hereby indemnifies and holds harmless each other Lender (each, an "Indemnified Lender") from and against any and all losses, claims, liabilities, judgments, costs and expenses (including, without limitation, reasonable legal fees, costs and disbursements) sustained by an Indemnified Lender as a result of the actions or omissions of the Indemnifying Lender which are determined by a final, non-appealable order of a court of competent jurisdiction or arbitration proceeding to be in violation of the terms of this Security Instrument (including, without limitation, a claim by Borrower against the Lenders arising from the actions or failure to act of any one Lender and/or a claim by an Indemnified Lender against an Indemnifying Lender arising from a breach of the provisions of this Section 22.1). In no event shall the Borrower be deemed to be a third party beneficiary of the foregoing indemnity.

    (h) As used herein "Proportionate Loan Share" shall mean, as to each Lender, a percentage equal to (x) the amount due to such Lender under the Loan Documents divided by (y) the total amount due to all of the Lenders under the Loan Documents.

                                    Page C-47

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.

BORROWER:

RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation


By:  /S/  LuAnn D. Hanson
   ------------------------
Name:  LuAnn D. Hanson
Title:  Chief Financial Officer


STATE OF    Colorado    )
                        )  ss.:
COUNTY OF   El Paso     )

The foregoing instrument was acknowledged before me this 28th day of March, 2002, by LuAnn D. Hanson as Chief Financial Officer of Ramtron International Corporation, a Delaware corporation, on behalf of the corporation.


/S/  Debbie A. Oseth
--------------------
Debbie A Oseth
Notary Public
My Commission Expires:  1-8-05

                                    Page C-48

                                    EXHIBIT A

Description of Land

ALL of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being in El Paso County, Colorado and being more particularly described as follows:

Lot 1, Ramtron Filing No. 1, County of El Paso, State of Colorado.


                                    Page C-49

                       Exhibit D to Stock Purchase Agreement

                           REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March XX, 2002, by and between RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "Purchaser" and, collectively, as the "Purchasers".

The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of March 14, 2002 (the "Securities Purchase Agreement"), to issue and sell to each Purchaser named therein a 5% Secured Convertible Debenture (a "Debenture" and, collectively, the "Debentures") and a Warrant (a "Warrant" and, collectively, the "Warrants").

The Debentures are convertible into shares (the "Conversion Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Warrants are exercisable into shares of Common Stock (the "Warrant Shares") in accordance with their terms.

In order to induce each Purchaser to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

In consideration of each Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

    (a) "Holder" means any person owning or having the right to acquire, through conversion of the Debentures or exercise of the Warrants or otherwise, Registrable Securities, including initially each Purchaser and thereafter any permitted assignee thereof;

    (b) "Effective Date" means the date on which a Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission");

    (c) "Filing Deadline" means the thirty-first (31st) day following the Closing Date;

                                    Page D-1

    (e) "Registration Deadline" means the one hundred and twentieth (120th) day following the Closing Date;

    (f) "Registration Statement" means the Registration Statement relating to resales of the Registrable Securities issued or issuable upon the conversion or exercise of the Debentures and Warrants, respectively;

    (j) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous or delayed basis (a "Registration Statement"), and the declaration or ordering of effectiveness of such registration statement by the Commission;

    (k) "Registration Period" has the meaning set forth in paragraph 2(c) below; and

    (l) "Registrable Securities" means the Conversion Shares and the Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Debentures or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares.

2.  REGISTRATION.

    (a) Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a "shelf" registration statement under Rule 415 covering the resale of a number of shares of Registrable Securities equal to the one hundred and fifty percent (150%) of the number of shares of Common Stock issuable on the Closing Date pursuant to the Debentures and the Warrants at the conversion or exercise prices then in effect (without giving effect to any limitation on such conversion or exercise). The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect conversion of the Debentures and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.

    (b) Effectiveness. The Company shall use its reasonable best efforts to cause each Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement (but in no event later than seven (7) Business Days following the Company's receipt thereof), and shall submit to the Commission, within one (1) Business Day after the Company learns

                                    Page D-2
         that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Holder) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the "Registration Period").

    (d) Registration Default. If (A) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission and during a period in which an Allowed Delay (as hereinafter defined) is not in effect, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)), or (C) an amendment to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of paragraph 4(k) below is not filed on or before the date required by such paragraph, (each of (A), (B) and C) being referred to herein as a "Registration Default"), the Company shall make payments to each Holder equal to (i) for the first thirty (30) day period in which a Registration Default occurs (prorated for any period of less than thirty days), one and one-half percent (1.5%) of the principal amount of the Debentures then held by such Holder and (ii) for each thirty day period in which a Registration Default exists thereafter (prorated for any period of less than thirty days), two percent (2%) of such principal amount. Such payment shall be in addition to any other remedies available to each Holder at law or in equity or pursuant to the terms hereof or the Securities Purchase Agreement, the Debentures, or otherwise.

3.  PIGGYBACK REGISTRATION.

If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a "Proposed Registration") and (ii) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales

                                    Page D-3
thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a Registration Statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the Registration Statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in a Registration Statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement.

4.  OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to paragraphs 2(a), (b) and (c) above, the Company shall:

    (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

                                    Page D-4

    (b) immediately following the Closing, secure the listing of all Registrable Securities on the Nasdaq National Market System, and provide each Holder with reasonable evidence thereof;

    (c) furnish to each Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

    (d) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

    (e) in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

    (f) notify each Holder immediately after becoming aware of the occurrence of any event as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, provided that, for not more than five (5) consecutive Business Days (or a total of not more than thirty (30) calendar days in any twelve (12) month period), in the event of a proposed merger or similar transaction, during a period of time when the Company is in possession of material information that its board of directors (A) has determined, after advice of securities counsel, would be required to be disclosed in an offering registered under the Securities Act and (B) reasonably deems is in the Company's best interests not to disclose publicly, and during any period of time necessary to

                                    Page D-5
         prepare file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus included in any Registration Statement as may be necessary in response to any notice received by the Company pursuant to Section 5(f) of this Agreement in order that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company may delay the disclosure of such material non-public information (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify each Holder in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information) and (ii) advise each Holder in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay;

    (g) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

    (h) furnish to each Holder, on the date that the Registration Statement becomes effective, (x) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming the effectiveness of the Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (y) in the case of an underwriting,
         (A) a copy of an opinion, dated such date, of such outside counsel, in such form and substance as is required to be given to the underwriters, and (B) a letter addressed to such Holder, dated such date, from the Company's independent certified public accountants, in such form and substance as is required to be given by the Company's independent certified public accountants to such underwriters;

    (i) provide to each Holder and its representatives the reasonable opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

    (j) permit counsel for each Holder to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company's responses thereto, within a reasonable period of time (but in no event less than three (3) Business Days after such Holder has

                                    Page D-6
         received such documents) prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

    (k) in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred and twenty five percent 125% of the Registrable Securities eligible for resale thereunder and issuable under the related Debentures and Warrants (such number to be determined using the Conversion Price or Exercise Price in effect on such dates and without regard to any restriction on the ability of a Holder to convert such Holder's Debentures or exercise such Holder's Warrant as of such date) the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred and fifty percent (150%) of the Registrable Securities eligible for resale thereunder and issuable under the related Debentures and Warrants (such number to be determined using the Conversion Price or Exercise Price in effect on such dates and without regard to any restriction on the ability of a Holder to convert such Debentures or exercise such Warrants as of such date). Any Registration Statement filed pursuant to this paragraph 4 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures or exercise of the Warrants in full. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(d) above.

5.  OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

    (a) timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

    (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(f) or 4(g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in paragraph 4(f) or withdrawal of the stop order referred to in paragraph 4(g), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

                                    Page D-7

    (c) in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request;

    (d) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

    (e) notify the Company when it has sold all of the Registrable Securities held by it; and

    (f) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

6.  INDEMNIFICATION.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

    (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling

                                    Page D-8
         person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement.

    (b) To the extent permitted by law, each Holder who is named in such Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement. Subject to the provisions of paragraph 6(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this subsection 6(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

    (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent

                                    Page D-9
         prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

    (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

    (e) The obligations of the Company and each Holder under this Section 6 shall survive the conversion of the Debentures and exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

7.  REPORTS.

With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

                                    Page D-10

    (a) make and keep public information available, as those terms are understood and defined in Rule 144;

    (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

    (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
         (ii) to the extent not publicly available through the Commission's EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder's compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

8.  MISCELLANEOUS.

    (a) Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(h) hereof, shall be borne by the Company.

    (b) Amendment; Waiver. Any provision of this Agreement may be amended or waived only pursuant to a written instrument executed by the Company and each Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

    (c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                                    Page D-11

         If to the Company:

         Ramtron International Corporation
         1850 Ramtron Drive
         Colorado Springs, CO 80921
               Attn:  LuAnn D. Hanson, Chief Financial Officer
               Tel:  (719) 481-7000
               Fax:  (719) 481-9170

         with a copy to:

         Coudert Brothers LLP
         950 Seventeenth Street
         Suite 1800
         Denver, Colorado 80202
         Attn:  John A. St. Clair, Esq.
         Tel:  (303) 260-6221
         Fax:  (303) 607-1080

         and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

    (d) Assignment. Upon the transfer of a Debenture or Warrant (or a part thereof constituting 10% or more of the Registrable Securities issuable upon conversion or exercise of such Debenture or Warrant) or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such Debenture or Warrant (or part thereof) or securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a "Holder" for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement; provided, however, that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives a Debenture, Warrant or Registrable Securities pursuant to an effective registration statement under the Securities Act or pursuant to a public transaction under Rule 144 or any successor provision thereto.

    (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

    (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

                                    Page D-12

    (g) Most Favored Nations. The rights of the Purchasers and the obligations of the Company set forth in Section 7.12 of the Securities Purchase Agreement are hereby incorporated by reference and made a part of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

RAMTRON INTERNATIONAL CORPORATION


By:
   ---------------------------------
Name:
Title:


HALIFAX FUND, L.P.


By:
   -----------------------
Name:
Title:

                                    Page D-13

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

RAMTRON INTERNATIONAL CORPORATION


By:
   ---------------------------------
Name:
Title:


BRAMWELL CAPITAL CORP.


By:
   -----------------------------
Name:
Title:

                                    Page D-14

Ramtron International Corporation
Schedule 1.2 - Debt (subject to Schedule 4.5)
March 14, 2002


Indebtedness, liabilities and obligations to pay deferred purchase price of property or services, other than trade accounts payable arising in the normal course of business.
-----------------------------------------------------------------------------

None


Capital lease obligations
-------------------------

None


Debt of other guaranteed by Ramtron International Corp.
-------------------------------------------------------

Ramtron, the parent company, has guaranteed a 36-month equipment operating lease its subsidiary, Enhanced Memory Systems, entered into with Cypress Semiconductor on October 22, 2001. Payments on the lease are $75,733.32 per month plus sales tax.


Liens, liabilities, and obligations secured by a lien existing on Ramtron's property
---------------------------------------------------------------------------

None, other than exceptions 8-15 listed on Schedule B-2 of that certain title insurance commitment dated February 28, 2002, and any liability in respect of property taxes for the Real Property for the year 2002 and thereafter not yet due or payable.


Reimbursement obligations of Ramtron in respect of letters of credit, banker's acceptance, surety or other bonds and similar instruments
------------------------------------------------------------------------------

Outstanding letter of credit at US Bank for $150,000 for the benefit of Comdisco should the Company fail to make operating lease payments. Monthly lease payment is approximately $25,000 per month and expires in September 2002.


Indebtedness, liabilities and obligations of Ramtron to redeem or retire shares of capital stock
------------------------------------------------------------------------

1,092 redeemable convertible preferred shares outstanding as of December 31, 2001, plus accrued dividends through July 31, 2002, must be redeemed July 31, 2002 if not converted to common stock by holders of these securities. Total obligation approximates $1,174,453.

                                    Page S-1

Ramtron International Corporation
Schedule 3.11 - Intellectual Property
March 14, 2002


A patent interference proceeding, which was declared in 1991 in the United States Patent and Trademark Office (the "Patent Office") between the Company, National Semiconductor Corporation ("National") and the Department of the Navy in regard to one of the Company's issued United States patents, is continuing. The patent involved covers a basic ferroelectric memory cell design invention the Company believes is of fundamental importance to its FRAM business in the United States. An interference is declared in the Patent Office when two or more parties each claim to have made the same invention. The interference proceeding is therefore conducted to determine which party is entitled to the patent rights covering the invention. In the present interference contest, the Company is the "senior" party, which means that it is in possession of the issued United States Patent and retains all rights associated with such patent. The other two parties involved in the interference are the "junior" parties, and each has the burden of proof of convincing the Patent Office by a preponderance of the evidence that it was the first to invent the subject matter of the invention and thus is entitled to the corresponding patent rights. Only the Company and National filed briefs in this matter. Oral arguments were presented before the Patent Office on March 1, 1996.

The Patent Office decided the interference on May 6, 1997, holding that all of the claims were patentable to National, one of the "junior" parties. The other "junior" party, the Department of the Navy, was not granted any patent claims pursuant to the interference proceedings. On June 20, 1997, the Company filed a Request for Reconsideration with the Patent Office concerning the interference decision. Pursuant to the Request for Reconsideration, the Company requested that five separate issues be reconsidered because, from the Company's perspective, they were either ignored or misconstrued in the original decision. A decision on the Request for Reconsideration was issued on November 19, 1998, again holding that all of the claims were patentable to National. On January 9, 1999, the Company appealed the decision of the Patent Office on one of the interference counts directly to the Court of Appeals for the Federal Circuit. On February 2, 2000, the Court of Appeals vacated and remanded the decision of the Patent Office for further proceedings. The Company also filed complaints in Federal District Court seeking a review of the decision of the Patent Office on the remaining interference counts. The Company remains in possession of the issued United States Patent and retains all rights associated with such patent while it pursues its appeal options. The "junior" party has received no rights associated with this patent decision and will not receive any such rights as long as the appeal process continues. Under a Patent Office decision on August 13, 2001, the Company was found to be the first to invent, however, the Patent Office concluded that the enablement and best-mode requirements for patent issuance had not been met by the Company. In October 2001, both the Company and National filed a Request for Reconsideration with the Patent Office. The Patent Office response is still pending. If the Company's Request for Reconsideration is denied, the Company will appeal the decision of the Patent Office.

                                    Page S-2

If the Company's patent rights that are the subject of the interference proceeding are ultimately lost or significantly compromised, the Company would be precluded from producing FRAM products in the United States using the Company's existing design architecture, absent being able to obtain a suitable license to exploit such rights. If such patent rights are ultimately awarded to National, and if a license to such rights is not subsequently entered into by the Company with National, National could use the patent to prevent the manufacture, use or sale by the Company, and/or its licensees, within the United States of any products that come within the scope of such patent rights, which would include all FRAM products as currently designed, and which would materially adversely affect the Company. The Company has vigorously defended its patent rights in this interference contest and will continue such efforts. The Company is uncertain as to the ultimate outcome of the interference proceeding, as well as to the resulting effects upon the Company's financial position or results of operations.

                                    Page S-3

Ramtron International Corporation
Schedule 3.12 - Registration Rights; Rights of Participation
March 14, 2002


Entities or Individuals with Registration Rights
------------------------------------------------

Infineon Technologies, AG
National Electrical Benefit Fund
L. David Sikes
William Mushkin
Elizabeth Crane


Entities or Individuals with right of first refusal, preemptive right, right of participation, or anti-dilutive right
----------------------------------------------------------------------------

Infineon Technologies AG, 20% shareholder of Ramtron, has a right of participation to maintain a pro rata ownership position in Ramtron, pursuant to a Securities Purchase Agreement dated December 14, 2000.


                                    Page S-4

Ramtron International Corporation
Schedule 3.14 - Fees
March 14, 2002


Compensation and Fees Related to the Stock Purchase Transaction
---------------------------------------------------------------


Fees Payable To:                          Amount
---------------                           ------
Cardinal Capital                         $225,000
TN Capital Equities, Ltd.                $ 75,000

Cardinal Capital and TN Capital Equities, Ltd. are entitled to receive 5% warrant coverage (73,099 warrants) on their respective portions of the funding arrangement.

                                    Page S-5

Ramtron International Corporation
Schedule 3.16 - Key Employees
March 14, 2002


Ramtron Key Employees
---------------------

L. David Sikes
William W. Staunton
Greg B. Jones
LuAnn D. Hanson
Craig W. Rhodine

                                    Page S-6

Ramtron International Corporation
Schedule 3.17 - Environment
March 14, 2002


None


                                    Page S-7

Ramtron International Corporation
Schedule 3.18 - Pension Plan
March 14, 2002


Ramtron maintains a 401(K) plan for its employees, the Ramtron International Corporation 401(K) Retirement Plan.


Ramtron maintains a standard employee benefit package that includes, health, dental, life and disability insurance.

                                    Page S-8

Ramtron International Corporation
Schedule 3.21 - Real Property Listing
March 14, 2002


Real Property Owned by Ramtron International Corporation
--------------------------------------------------------

All of that certain lot, piece or parcel of land, with buildings and improvements thereon, situate, laying and being in El Paso County, Colorado and being more particularly described as follows:

Lot 1, Ramtron Filing No. 1, County of El Paso, State of Colorado

                                    Page S-9

Ramtron International Corporation
Schedule 3.5 - Capitalization
March 14, 2002


Authorized Capital:        Shares
------------------         ------

Common stock               50,000,000
Preferred stock            10,000,000

Total Shares Outstanding:
------------------------

Common stock               22,081,443
Preferred stock             1,092,000


                                               Expiration    Exercise                 Currently
Holder              Instrument    Issue Date     Date          Price      Shares     Exercisable
------              ----------    ----------   ----------    --------    --------    -----------
Warrants:
--------

NEBF*                 Warrant     12/22/1999   09/30/2008      $2.25      805,697      805,697
NEBF*                 Warrant     12/22/1999   08/06/2009      $2.25      100,000      100,000
JEB Partners          Warrant     02/11/2000   08/31/2002      $5.00      124,000      124,000
JEB Investments       Warrant     02/12/2000   08/31/2002      $5.00       96,000       96,000
L. Fleischman         Warrant     12/23/1997   12/23/2002      $5.00        8,059        8,059
Kim Enterprises       Warrant     12/23/1997   12/23/2002      $5.00       12,088       12,088
L. David Sikes        Warrant     01/18/2000   12/31/2007      $6.88      667,000            0
Jan Charles-Fine      Warrant     03/09/2000   03/09/2003     $17.00       25,000       25,000
                                                                        ----------------------
     Total Warrants                                                     1,837,844    1,170,844
                                                                        ======================
*National Electrical Benefit Fund

Stock Options:
-------------

Key Employees:

L. David Sikes        Option      06/24/1992   06/24/2002     $20.75       10,000       10,000
                      Option      07/29/1994   07/29/2004     $20.75        1,750        1,750
                      Option      03/21/1995   03/21/2005     $20.75       40,000       40,000
                      Option      04/19/1996   04/19/2006     $32.50       10,000       10,000
                      Option      02/18/1997   02/18/2007     $34.70       10,000       10,000
                      Option      04/27/1998   02/18/2007     $22.50       20,000       15,000
                      Option      09/28/1999   02/18/2007      $2.25      200,000      200,000
                      Option      10/16/2001   02/18/2007      $1.88       25,000       25,000

                                    Page S-10

William W. Staunton   Option      12/14/2000   12/14/2010      $5.50      200,000      100,000
                      Option      10/16/2001   10/16/2011      $1.88       75,000            0

Greg B. Jones         Option      04/05/1995   04/05/2005     $20.75        8,000        8,000
                      Option      01/16/1996   01/16/2006     $32.50        9,000        9,000
                      Option      09/11/1996   09/11/2006     $34.45       20,000       20,000
                      Option      01/02/1998   01/02/2008     $28.44        9,000        9,000
                      Option      09/28/1999   09/28/2009      $2.25      100,000      100,000
                      Option      01/28/2000   01/28/2010      $7.44      125,000       62,500
                      Option      12/02/2000   12/02/2010      $5.47       75,000       18,750
                      Option      10/16/2001   10/16/2011      $1.88       50,000            0

LuAnn D. Hanson       Option      09/29/1993   09/29/2003     $20.75          550          550
                      Option      01/16/1996   01/16/2006     $32.50        3,449        3,449
                      Option      09/11/1996   09/11/2006     $34.45        4,000        4,000
                      Option      01/22/1998   01/22/2008     $25.08        3,000        3,000
                      Option      08/17/1999   08/17/2009      $2.19       13,199       13,199
                      Option      01/28/2000   01/28/2010      $7.44       50,000       25,000
                      Option      12/02/2000   12/02/2010      $5.47       75,000       18,750
                      Option      10/16/2001   10/16/2011      $1.88       50,000            0

Craig W. Rhodine      Option      10/09/1995   10/09/2005     $40.10        2,000        2,000
                      Option      01/16/1996   01/16/2006     $32.50        6,485        6,485
                      Option      09/11/1996   09/11/2006     $34.45       20,000       20,000
                      Option      09/28/1999   09/28/2009      $2.25       75,000       75,000
                      Option      01/28/2000   01/28/2010      $7.44       75,000       37,500
                      Option      12/02/2000   12/02/2010      $5.47       75,000       18,750
                      Option      10/16/2001   10/16/2011      $1.88       50,000            0

Other employees       Option      Various      Various      $1.47-$1.90   743,425      127,600
Other employees       Option      Various      Various      $2.19-$2.99   341,393      271,093
Other employees       Option      Various      Various      $3.31-$5.59   339,307       67,730
Other employees       Option      Various      Various      $6.94-$7.63   440,173      259,309
Other employees       Option      Various      Various      $8.19-$17.81   63,930       31,309
Other employees       Option      Various      Various     $20.75-$28.45   87,165       87,165
Other employees       Option      Various      Various     $30.00-$40.95  232,495      232,495
                                                                        ----------------------
     Total Options                                                      3,738,321    1,943,384
                                                                        ======================

Remaining Shares Issuable Under
Existing Stock Option Programs:
------------------------------

1986 Stock Option Plan            0
1989 Stock Option Plan            0
1995 Stock Option Plan    1,827,402
1999 Stock Option Plan        7,361

                                    Page S-11

Key Employee Stock Holdings:
---------------------------

L. David Sikes       2,100 Shares
Greg B. Jones        2,600 Shares
LuAnn D. Hanson        100 Shares
Craig W. Rhodine     1,200 Shares

Redeemable Convertible Series A Preferred:
-----------------------------------------

                                 Shares
Holder                            Held       Par Value & Accrued Dividends
------                           ------        -----------------------------

Crisostomo B. Garcia Trust         232       $237,867 Conversion price
                                               $5.00, redeemable July 31, 2002
JMG Capital Partners, LP           430       $440,874 Conversion price
                                               $5.00, redeemable July 31, 2002
Triton Capital Holdings, Inc.      430       $440,874 Conversion price
                                               $5.00, redeemable July 31, 2002


                                    Page S-12

Ramtron International Corporation
Schedule 3.7 - Third Party Rights
March 14, 2002


Infineon Technologies AG has contractual pre-emptive rights and other rights as provided in the Share Purchase Agreement dated December 14, 2000, by and between Infineon Technologies AG and Ramtron, a copy of which has been provided to Purchasers and the Infineon Documents (as defined in the Security Purchase Agreements) contain anti-dilution and other such rights.

                                    Page S-13

Ramtron International Corporation
Schedule 3.8 - Changes in Financial Condition
March 14, 2002


The Company's liquidity has deteriorated from the most recent Disclosure Document. Cash, cash equivalents and marketable equity securities have decreased as a result of loan repayments to the National Electrical Benefit Fund and the funding of operating losses.

                                    Page S-14

Ramtron International Corporation
Schedule 4.5 - Debt
March 14, 2002


Ramtron retains the right to obtain debt secured by:
---------------------------------------------------

  Accounts receivable of Ramtron and its subsidiaries
  Inventory of Ramtron and its subsidiaries
  Capital equipment under operating or capital lease obligations
  Marketable securities Ramtron or its subsidiaries may acquire

                                    Page S-15

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